QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (a)(1)(A)

Offer To Purchase For Cash

All Outstanding Shares Of Common Stock
of
Exa Corporation
at
$24.25 Per Share
by
3DS Acquisition 3 Corp.,

Dassault Systemes Simulia Corp.
and
Dassault Systèmes S.E.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 9, 2017 UNLESS THE OFFER IS EXTENDED.

                  3DS Acquisition 3 Corp., a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of Dassault Systemes Simulia Corp., a Rhode Island corporation ("Parent"), which is an indirect wholly owned subsidiary of Dassault Systèmes S.E., a European Company incorporated in France ("Dassault Systèmes"), is offering to purchase all outstanding shares of common stock, par value $0.001 per share (each, a "Share" and collectively, the "Shares"), of Exa Corporation, a Delaware corporation ("Exa"), at a price of $24.25 per Share (the "Offer Price"), payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in this Offer to Purchase (as it may be amended or supplemented, this "Offer to Purchase") and in the related Letter of Transmittal (as it may be amended or supplemented, the "Letter of Transmittal" and, together with this Offer to Purchase, the "Offer").

                  The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 27, 2017 (as it may be amended, restated or supplemented from time to time, the "Merger Agreement"), among Parent, Purchaser and Exa. Pursuant to the Merger Agreement, as soon as practicable following the consummation of the Offer and the satisfaction or, to the extent permitted by applicable law, waiver of each of the applicable conditions set forth in the Merger Agreement, pursuant to Section 251(h) of the Delaware General Corporation Law (the "DGCL"), Purchaser and Exa will merge (the "Merger"), with Exa as the surviving corporation in the Merger continuing as a direct wholly owned subsidiary of Parent. As a result of the Merger, each outstanding Share (other than Shares (a) held in the treasury of Exa or owned by any direct or indirect wholly owned subsidiary of Exa, (b) owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent, and (c) in respect of which appraisal rights are perfected in accordance with Section 262 of the DGCL) will at the effective time of the Merger be canceled and converted into the right to receive an amount equal to the Offer Price, payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law.

EXA'S BOARD OF DIRECTORS RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

                  On September 27, 2017, the Exa Board of Directors (the "Exa Board") unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Exa and its stockholders; (ii) declared that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable; (iii) approved the execution, delivery and performance by Exa of the Merger Agreement and the consummation of the transactions contemplated thereby; (iv) resolved that the Merger will be effected under Section 251(h) of the DGCL; and (v) subject to the other terms and conditions of the Merger Agreement, resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser in the Offer. Accordingly, and for other reasons described in more detail in Exa's Solicitation/Recommendation Statement on Schedule 14D-9 that is being filed with the Securities and Exchange Commission (the "SEC") and, together with this Offer to Purchase, the Letter of Transmittal and other related materials, mailed to the stockholders of Exa in connection with the Offer, the Exa Board unanimously recommends that Exa's stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

                  There is no financing condition to the Offer. The Offer is, however, subject to the satisfaction of the Minimum Condition (as defined in the "Introduction" to the Offer to Purchase) and the other conditions described in Section 15—"Conditions of the Offer" of this Offer to Purchase. A summary of the principal terms of the Offer appears in Section 1—"Terms of the Offer" of this Offer to Purchase. You should read this entire document carefully before deciding whether to tender your Shares.

                  Questions and requests for assistance may be directed to Alliance Advisors LLC, the Information Agent, at its address and telephone number set forth below and on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the related Letter of Transmittal, the Notice of Guaranteed Delivery (as it may be amended or supplemented, the "Notice of Guaranteed Delivery") and other related materials may be obtained from the Information Agent or at the website maintained by the SEC at www.sec.gov. Stockholders of Exa also may contact their broker, dealer, commercial bank, trust company or other nominee for copies of these documents.

The Information Agent for the Offer is:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
 Call Collect:  (973) 873-7780
 or
Call Toll-Free:  (888) 991-1293
 Email:  reorg@allianceadvisorsllc.com

October 12, 2017

 IMPORTANT

Stockholders of Exa desiring to tender Shares must:

1.
For Shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee:

•
contact the broker, dealer, commercial bank, trust company or other nominee and request that the broker, dealer, commercial bank, trust company or other nominee tender the Shares to Purchaser before the expiration of the Offer.

2.
For Shares that are registered in the stockholder's name and held in book-entry form:

•
complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal or prepare an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of this Offer to Purchase);

•
if using the Letter of Transmittal, have the stockholder's signature on the Letter of Transmittal guaranteed if required by Instruction 1 of the Letter of Transmittal;

•
deliver an Agent's Message or the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, and any other required documents to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), at its address on the back of this Offer to Purchase before the expiration of the Offer; and

•
transfer the Shares through book-entry transfer into the account of the Depositary before the expiration of the Offer.

3.
For Shares that are registered in the stockholder's name and held as physical certificates:
  •
  complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal;

  •
  have the stockholder's signature on the Letter of Transmittal guaranteed if required by Instruction 1 to the Letter of Transmittal; and

  •
  deliver the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, the certificates for such Shares and any other required documents to the Depositary, at its address on the back of this Offer to Purchase before the expiration of the Offer.

              The Letter of Transmittal, the certificates for the Shares and any other required documents must be received by the Depositary before the expiration of the Offer, unless the procedures for guaranteed delivery described in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase are followed. The method of delivery of Shares, the Letter of Transmittal and all other required documents, including delivery through the Depositary, is at the election and risk of the tendering stockholder.

* * * * *

              This Offer to Purchase and the related Letter of Transmittal contain important information and you should read both carefully and in their entirety before making a decision with respect to the Offer.

              The Offer has not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the fairness or merits of or upon the accuracy or adequacy of the information contained in this Offer to Purchase. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET		1
INTRODUCTION		11
THE TENDER OFFER		15
1.	Terms of the Offer	15
2.	Acceptance for Payment and Payment for Shares	17
3.	Procedures for Accepting the Offer and Tendering Shares	18
4.	Withdrawal Rights	21
5.	Material United States Federal Income Tax Consequences	22
6.	Price Range of the Shares; Dividends	25
7.	Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations	25
8.	Certain Information Concerning Exa	27
9.	Certain Information Concerning Dassault Systèmes, Parent and Purchaser	27
10.	Background of the Offer; Past Contacts or Negotiations with Exa	29
11.	Purpose of the Offer; Plans for Exa; Other Matters	33
12.	Merger Agreement; Other Agreements	36
13.	Source and Amount of Funds	62
14.	Dividends and Distributions	62
15.	Conditions of the Offer	62
16.	Legal Matters; Required Regulatory Approvals	63
17.	Fees and Expenses	65
18.	Miscellaneous	66
SCHEDULE I DIRECTORS AND EXECUTIVE OFFICERS OF DASSAULT SYSTÈMES S.E., DIRECTORS AND EXECUTIVE OFFICERS OF DASSAULT SYSTEMES SIMULIA CORP., DIRECTORS AND EXECUTIVE OFFICERS OF 3DS ACQUISITION 3 CORP., AND ROND POINT IMMOBILIER SAS AND EXECUTIVE OFFICERS OF ROND POINT IMMOBILIER SAS		67

 SUMMARY TERM SHEET

              3DS Acquisition 3 Corp., a Delaware corporation ("Purchaser"), is a direct wholly owned subsidiary of Dassault Systemes Simulia Corp., a Rhode Island corporation ("Parent"), which is an indirect wholly owned subsidiary of Dassault Systèmes S.E., a European Company incorporated in France ("Dassault Systèmes"). Purchaser is offering to purchase all outstanding shares of common stock, par value $0.001 per share (the "Exa Common Stock" or the "Shares"), of Exa Corporation, a Delaware corporation ("Exa"), for $24.25 per Share (the "Offer Price"), payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements hereto, this "Offer to Purchase") and the related Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal" and, together with this Offer to Purchase, the "Offer"). The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 27, 2017 (as it may be amended, restated or supplemented from time to time, the "Merger Agreement"), among Parent, Purchaser and Exa, which provides, among other things, that as soon as practicable following the consummation of the Offer and the satisfaction or, to the extent permitted by applicable law, waiver of each of the applicable conditions set forth in the Merger Agreement, pursuant to Section 251(h) of the Delaware General Corporation Law (the "DGCL"), Purchaser and Exa will merge (the "Merger"), with Exa as the surviving corporation in the Merger continuing as a direct wholly owned subsidiary of Parent (the "Surviving Company"). The following are answers to some questions that you, as a stockholder of Exa, may have about the Offer. We urge you to carefully read this Offer to Purchase and the accompanying Letter of Transmittal in their entirety because the information in this Summary Term Sheet is not complete and additional important information is contained in the remainder of this Offer to Purchase and the accompanying Letter of Transmittal. Unless the context indicates otherwise, in this Offer to Purchase we use the terms "us," "we" and "our" to refer to Purchaser and, where appropriate, Dassault Systèmes and Parent. We use the term "Dassault Systèmes" to refer to Dassault Systèmes S.E. alone, the term "Purchaser" to refer to 3DS Acquisition 3 Corp. alone, the term "Parent" to refer to Dassault Systemes Simulia Corp. alone, and the term "Exa" to refer to Exa Corporation.

Securities Sought:	All of the outstanding shares of common stock, par value $0.001 per share, of Exa.
Offer Price Per Share:	$24.25 payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law.
Scheduled Expiration of the Offer:
5:00 P.M., New York City time (the "Expiration Time"), on November 9, 2017 (the "Expiration Date," unless the Offer is extended pursuant to and in accordance with the terms of the Merger Agreement, in which event "Expiration Date" will mean the latest time and date at which the Offer, as so extended, will expire).
Purchaser:	3DS Acquisition 3 Corp., a direct wholly owned subsidiary of Parent.

Recommendation of the Exa Board of Directors:	On September 27, 2017, the Exa Board of Directors (the "Exa Board") unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Exa and its stockholders; (ii) declared that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable; (iii) approved the execution, delivery and performance by Exa of the Merger Agreement and the consummation of the transactions contemplated thereby; (iv) resolved that the Merger will be effected under Section 251(h) of the DGCL; and (v) subject to the other terms and conditions of the Merger Agreement, resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser in the Offer. Accordingly, and for other reasons described in more detail in Exa's Solicitation/Recommendation Statement on Schedule 14D-9 that is being filed with the Securities and Exchange Commission (the "SEC") and, together with this Offer to Purchase, the Letter of Transmittal and other related materials, mailed to the stockholders of Exa in connection with the Offer, the Exa Board unanimously recommends that Exa's stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

Who is offering to buy my securities?

              Our name is 3DS Acquisition 3 Corp., a Delaware corporation formed for the purpose of making this Offer. We are a direct wholly owned subsidiary of Dassault Systemes Simulia Corp., a Rhode Island corporation, which is an indirect wholly owned subsidiary of Dassault Systèmes S.E., a European Company incorporated in France. Dassault Systèmes, the 3DEXPERIENCE Company, provides businesses and people with virtual universes to imagine sustainable innovations. Its world-leading solutions transform the way products are designed, produced, and supported. Dassault Systèmes' collaborative solutions foster social innovation, expanding possibilities for the virtual world to improve the real world. See the "Introduction" and Section 9—"Certain Information Concerning Dassault Systèmes, Parent and Purchaser" of this Offer to Purchase.

              The Offer is the first step in our plan to acquire all of the outstanding Shares, as provided in the Merger Agreement. If, after consummation of the Offer, we, together with Parent, own at least one Share more than 50% of the Fully Diluted Shares (as defined below), upon the terms and subject to the conditions of the Merger Agreement, we intend to acquire the remainder of the outstanding Shares in the Merger for $24.25 per Share in cash. See Section 11—"Purpose of the Offer; Plans for Exa; Other Matters" of this Offer to Purchase.

What are the classes and amounts of securities sought in the Offer?

              We are offering to purchase all of the outstanding Shares on the terms and subject to the conditions set forth in this Offer to Purchase. See the "Introduction" and Section 1—"Terms of the Offer" of this Offer to Purchase.

How much are you offering to pay? Will I have to pay any fees or commissions?

              We are offering to pay $24.25 per Share, payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law. If you are a stockholder of Exa who has Shares registered in your name and you tender directly to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), you will not be charged brokerage fees or commissions. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Shares on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge you a fee or commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See the "Introduction" and Section 1—"Terms of the Offer" of this Offer to Purchase.

Why are you making the Offer?

              We are making the Offer because we want to acquire Exa. If the Offer is consummated, Parent intends to cause us to consummate the Merger as soon as practicable pursuant to Section 251(h) of the DGCL, without a vote of Exa's stockholders. Upon consummation of the Merger, the Surviving Company would be an indirect wholly owned subsidiary of Dassault Systèmes. See Section 1—"Terms of the Offer" and Section 11—"Purpose of the Offer; Plans for Exa; Other Matters" of this Offer to Purchase.

Is there an agreement governing the Offer?

              Yes. Parent, Purchaser and Exa have entered into the Merger Agreement. The Merger Agreement provides, among other things, for the terms and conditions of the Offer and, following consummation of the Offer, the Merger. See Section 12—"Merger Agreement; Other Agreements" and Section 15—"Conditions of the Offer" of this Offer to Purchase.

Will you have the financial resources to make payment?

              Yes. Parent or Dassault Systèmes will provide us with, or otherwise cause us to be provided with, sufficient funds to purchase all Shares validly tendered in the Offer and to provide funding for our acquisition of the remaining Shares in the Merger, which is expected to follow the successful consummation of the Offer in accordance with the terms and conditions of the Merger Agreement. Parent and Dassault Systèmes intend to obtain such funds from cash on hand. The Offer is not conditioned upon Dassault Systèmes, Parent or us obtaining financing. See Section 13—"Source and Amount of Funds" of this Offer to Purchase.

Is your financial condition relevant to my decision to tender my Shares in the Offer?

              No. We do not think our financial condition is relevant to your decision whether to tender your Shares and accept the Offer because:

  •
  the Offer is being made for all outstanding Shares solely for cash;

  •
  Parent or Dassault Systèmes will provide us with sufficient funds and financial resources available to purchase all Shares validly tendered in the Offer or acquired in the Merger;

  •
  the Offer is not subject to any financing condition; and

  •
  if we consummate the Offer, we will acquire any remaining Shares for the same cash price in the Merger.

              See Section 13—"Source and Amount of Funds" of this Offer to Purchase.

Do I have to vote to approve the Offer or the Merger?

              Your vote is not required to approve the Offer. You simply need to tender your Shares if you choose to do so. However, the Offer can be consummated only if, among other things, the Minimum Condition (as defined below) is satisfied.

              If the Offer is consummated, we expect that the Merger will be consummated as soon as practicable following the time Purchaser irrevocably accepts for purchase all Shares validly tendered and not properly withdrawn pursuant to the Offer (the "Acceptance Time") pursuant to Section 251(h) of the DGCL without a vote of Exa's stockholders. See Section 11—"Purpose of the Offer; Plans for Exa; Other Matters—No Stockholder Approval" of this Offer to Purchase.

How long do I have to decide whether to tender my Shares in the Offer?

              You will have at least until the expiration of the Offer to tender your Shares in the Offer. The current expiration of the Offer is 5:00 P.M., New York City time, on November 9, 2017, unless we extend the period of time for which the initial offering period of the Offer is open pursuant to the terms of the Merger Agreement. If you cannot deliver everything required to make a valid tender by that time, you may still participate in the Offer by using the guaranteed delivery procedure that is described later in this Offer to Purchase prior to that time. See Section 1—"Terms of the Offer" and Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase.

Can the Offer be extended and under what circumstances?

              Yes. We have agreed in the Merger Agreement that:

  •
  Unless the Offer is terminated in accordance with the Merger Agreement, we will extend the Offer for one (1) or more successive periods of ten (10) business days each if at the otherwise-scheduled Expiration Date any of the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase other than the Minimum Condition (as defined below) are not satisfied or, where permitted by applicable law, waived by us or Parent in order to permit the satisfaction of such conditions.

  •
  Unless the Offer is terminated in accordance with the Merger Agreement, (i) we may extend the Offer for one (1) or more successive periods of ten (10) business days each or (ii) Exa may, in its sole discretion, request that we extend the Offer for up to two (2) periods of ten (10) business days each if at the otherwise-scheduled Expiration Date the Minimum Condition (as defined below) is not satisfied or, where permitted by applicable law, waived by us or Parent, and we are not otherwise obligated to extend the Offer.

  •
  We will also extend the Offer for any period required by applicable law or applicable rule, regulation, interpretation or position of the SEC or its staff or any of the rules and regulations, including listing standards, of NASDAQ or any other United States national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Shares are then traded.

              In no event will we be required to extend the Offer beyond the earlier to occur of (a) the date the Merger Agreement is terminated or (b) April 27, 2018.

              See Section 1—"Terms of the Offer" of this Offer to Purchase for more details on our obligation and ability to extend the Offer.

Will there be a subsequent offering period?

              No. Pursuant to the terms of the Merger Agreement, we are not permitted to provide a subsequent offering period.

How will I be notified if the Offer is extended?

              If we extend the Offer, we will inform the Depositary of any extension and will issue a press release announcing the extension not later than 9:00 A.M., New York City time, on the next business day after the day on which the Offer was previously scheduled to expire. See Section 1—"Terms of the Offer" of this Offer to Purchase.

What is the "Minimum Condition" to the Offer?

              We are not obligated to accept for payment or pay for any Shares in the Offer unless the number of Shares validly tendered and not properly withdrawn prior to the expiration of the Offer which, together with the number of Shares (if any) then beneficially owned by Parent or us, in the aggregate, or with respect to which Parent or we otherwise have, directly or indirectly, sole voting power, represents at least one Share more than 50% of the Fully Diluted Shares (excluding from the number of tendered Shares, but not from the outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been "received" (as such term is defined in Section 251(h)(6)(f) of the DGCL)) (collectively, the "Minimum Condition").

              "Fully Diluted Shares" means all outstanding securities entitled to vote in the election of directors of Exa, together with all such securities which Exa would be required or permitted to issue assuming the conversion, exercise or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, whether or not vested or then convertible, exchangeable or exercisable.

What are the conditions to the Offer other than the Minimum Condition?

              In addition to the Minimum Condition, we are not obligated to accept for payment or pay for any validly tendered Shares (subject to applicable rules and regulations of the SEC) and may delay the acceptance for payment of or the payment for any validly tendered Shares (subject to applicable rules and regulations of the SEC), unless:

  (i)
  (a) any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger shall have expired or been terminated and (b) all applicable waiting periods under any other applicable antitrust laws shall have expired or been terminated and all applicable consents or approvals required under any other applicable antitrust law shall have been obtained (collectively, the "Regulatory Approval Condition"); and

  (ii)
  at any time on or after the date of the Merger Agreement and prior to the Expiration Date, none of the following shall have occurred and be continuing at the Expiration Date:

  (a)
  any governmental authority of competent jurisdiction in the United States of America, Germany or Austria shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order that is in effect and shall have the effect of making the Offer or the Merger illegal or otherwise prohibiting the consummation of the Offer and the Merger (the "Governmental Authority Condition");

    (b)
    the representations and warranties made by Exa in the Merger Agreement shall fail to be true and correct, subject to the materiality and other qualifications set forth in the Merger Agreement (the "Representations Condition");

    (c)
    Exa shall have breached or failed to perform, in any material respect, any obligation, agreement or covenant of Exa to be performed or complied with by it under the Merger Agreement (the "Covenants Condition");

    (d)
    since the date of the Merger Agreement, there shall have occurred a Company Material Adverse Effect (as defined in Section 12(a)—"Merger Agreement" of this Offer to Purchase) (the "Material Adverse Effect Condition");

    (e)
    Exa shall not have furnished Parent and us with a certificate, dated as of the Expiration Date, executed by the Chief Executive Officer or President of Exa, to the effect that the Representations Condition, the Covenants Condition and the Material Adverse Effect Condition shall have been satisfied; and

    (f)
    the Merger Agreement shall have been terminated in accordance with its terms.

              See Section 15—"Conditions of the Offer" of this Offer to Purchase for a complete description of the conditions to the Offer.

How do I tender my Shares?

              If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the broker, dealer, commercial bank, trust company or other nominee and request that the broker, dealer, commercial bank, trust company or other nominee tender your Shares to us on your behalf before the Expiration Date.

              If your Shares are registered in your name and held in book-entry form (i.e., no stock certificates have been issued to you):

  •
  complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal or prepare an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of this Offer to Purchase);

  •
  if using the Letter of Transmittal, have your signature on the Letter of Transmittal guaranteed if required by Instruction 1 of the Letter of Transmittal;

  •
  deliver an Agent's Message or the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, and any other required documents to the Depositary, at its address on the back of this Offer to Purchase before the expiration of the Offer; and

  •
  transfer the Shares through book-entry transfer into the account of the Depositary before the expiration of the Offer.

              If your Shares are registered in your name and held as physical certificates (i.e., stock certificates have been issued to you):

  •
  complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal;

  •
  have your signature on the Letter of Transmittal guaranteed if required by Instruction 1 to the Letter of Transmittal; and

  •
  deliver the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, the certificates for such Shares and any other required documents to the Depositary, at its address on the back of this Offer to Purchase, before the expiration of the Offer.

              If you are a record holder but your stock certificate is not available or you cannot deliver your stock certificate to the Depositary before the Expiration Date, you may be able to tender your Shares using the enclosed Notice of Guaranteed Delivery (as it may be amended or supplemented, the "Notice of Guaranteed Delivery"). Please call the Information Agent, Alliance Advisors LLC, at (973) 873-7780 (call collect) or (888) 991-1293 (call toll-free).

              See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase for more details.

Until what time may I withdraw previously tendered Shares?

              You may withdraw Shares that you have previously tendered in the Offer at any time until the Offer has expired. In addition, unless we have accepted your Shares for payment as provided in this Offer to Purchase, you may also withdraw such Shares at any time after December 11, 2017, the date that is sixty (60) days after the date of the commencement of the Offer, pursuant to SEC regulations. See Section 4—"Withdrawal Rights" of this Offer to Purchase.

How do I withdraw previously tendered Shares?

              If, after tendering your Shares in the Offer, you decide that you do not want to accept the Offer, you can withdraw your Shares by delivering a written notice of withdrawal with the required information to the Depositary before the Expiration Date. If you tendered your Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares, and such broker, dealer, commercial bank, trust company or other nominee must effectively withdraw such Shares while you still have the right to withdraw Shares. See Section 4—"Withdrawal Rights" of this Offer to Purchase.

Have any stockholders previously agreed to tender their Shares?

              No. We have not previously entered into any agreements with any stockholders of Exa with respect to the tender of Shares into the Offer.

How long will it take to complete the proposed transaction?

              The timing of completing the Offer and the Merger will depend on a variety of factors. We announced the Offer to facilitate the acquisition of Exa as promptly as practicable. If the conditions to the Offer are satisfied, we expect that the Offer will be consummated as soon as practicable following the Acceptance Time. In accordance with the Merger Agreement, after the consummation of the Offer, the Merger is expected to be consummated pursuant to Section 251(h) of the DGCL within one (1) business day after the satisfaction or, to the extent permitted by applicable law, waiver of certain conditions to the Merger set forth in the Merger Agreement (including the consummation of the Offer), as described in Section 12—"Merger Agreement; Other Agreements" of this Offer to Purchase.

Will the Offer be followed by a merger?

              Yes, unless the conditions to the Merger are not satisfied or, to the extent permitted by applicable law, waived. If we accept for payment and pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer, and the other conditions to the Merger are satisfied or, to the extent permitted by applicable law, waived, we will merge with and into Exa as soon as practicable thereafter pursuant to Section 251(h) of the DGCL without a vote of Exa's stockholders. If the Merger takes place, Parent will own all of the Shares, and all of the remaining stockholders of Exa, other than any dissenting stockholders of Exa that properly exercise appraisal rights in accordance with Section 262 of the DGCL, will have the right to receive $24.25 per Share (the "Merger Consideration"), payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law. See "Introduction" to this Offer to Purchase. See also Section 12—"Merger Agreement; Other Agreements" and Section 15—"Conditions of the Offer" of this Offer to Purchase for a description of the conditions to the Merger and the Offer.

If the Merger occurs, will Exa continue as a public company?

              No. Following the consummation of the Offer, we, Parent and Exa expect to consummate the Merger as promptly as practicable thereafter pursuant to Section 251(h) of the DGCL without a vote of Exa's stockholders. If the Merger takes place, no Shares will remain publicly owned, and Exa will be an indirect wholly owned subsidiary of Dassault Systèmes.

If I decide not to tender, how will the Merger affect my Shares?

              If you decide not to tender your Shares in the Offer and we accept and purchase Shares pursuant to the Offer, we expect that the Merger will be consummated as soon as practicable following the Acceptance Time. In the Merger, Shares will be canceled and converted into the right to receive the Merger Consideration, which is an amount in cash equal to the Offer Price. Unless you perfect your appraisal rights in accordance with Section 262 of the DGCL, you will receive the same amount of cash per Share in the Merger that you would have received had you tendered your Shares in the Offer. Therefore, if the Merger takes place, and you do not perfect your appraisal rights in accordance with Section 262 of the DGCL, the only difference to you between tendering your Shares and not tendering your Shares is that you may be paid earlier if you tender your Shares (although, because we expect the Merger will be consummated pursuant to Section 251(h) of the DGCL as soon as practicable after the Acceptance Time, we do not expect there to be significant time between the consummation of the Offer and the consummation of the Merger).

              If you do perfect your appraisal rights in accordance with Section 262 of the DGCL, then you may receive the judicially determined fair value of your Shares in cash, which could be higher or lower than the price per Share paid by us pursuant to the Offer (exclusive of any element of value arising from the accomplishment or expectation of the Merger). See Section 11—"Purpose of the Offer; Plans for Exa; Other Matters—Appraisal Rights" of this Offer to Purchase.

              If you decide not to tender your Shares in the Offer and we purchase the tendered Shares, but the Merger does not occur, you will remain an Exa stockholder. However, there may be so few remaining stockholders and publicly-traded Shares that there may not be an active public trading market for the Shares. Also, Exa may cease to be required to make filings with the SEC or otherwise comply with the SEC rules relating to publicly held companies. See "Introduction" and Section 7—"Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations" of this Offer to Purchase.

What is the market value of my Shares as of a recent date?

              The closing price for the Shares reported on the NASDAQ Global Market ("NASDAQ") was $16.96 per Share on September 27, 2017, the last full trading day prior to the announcement of the execution of the Merger Agreement, and $24.25 per share on October 10, 2017, the latest practicable full trading day prior to the commencement of the Offer. Before deciding whether to tender, you should obtain a current market quotation for the Shares.

If I accept the Offer, when and how will I get paid?

              If the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase are satisfied or, to the extent permitted by applicable law, waived and we consummate the Offer and accept your Shares for payment, we will pay you, promptly following the Expiration Date, an amount equal to the number of Shares you tendered multiplied by $24.25, payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law. See Section 1—"Terms of the Offer" and Section 2—"Acceptance for Payment and Payment for Shares" of this Offer to Purchase.

How will my outstanding options or RSUs be treated in the Offer and the Merger?

              This Offer is being made for all outstanding Shares, but not for any outstanding, unexercised option to purchase Shares ("Exa Option") or any outstanding restricted stock unit with respect to Shares ("Exa RSU") (collectively, "Exa Equity Awards"). No Exa Options or Exa RSUs may be tendered in the Offer. If you wish to tender Shares subject to Exa Options, you must first exercise them (to the extent exercisable) in accordance with their terms in sufficient time to tender the Shares received in the Offer.

              Pursuant to the terms of the Merger Agreement and subject to the conditions therein:

  •
  each Exa Equity Award that is outstanding and unvested as of the effective time of the Merger, which is the date and time of the filing of the certificate of merger with the Secretary of State of Delaware, or such later time as is specified in the certificate of merger and is agreed to by Parent and Exa in writing (the "Effective Time"), will become fully vested and exercisable immediately prior to the Effective Time;

  •
  each Exa Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the Merger Consideration will be canceled effective as of the Effective Time and converted into the right to receive an amount in cash, without interest and subject to any withholding of taxes required by applicable law, equal to the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Exa Option and (ii) the aggregate number of Shares issuable upon exercise of such Exa Option; and

  •
  each Exa RSU that is outstanding as of the Effective Time will be canceled effective as of the Effective Time and converted into the right to receive an amount in cash, without interest and subject to any withholding of taxes required by applicable law, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares subject to such Exa RSU award.

              Each Exa Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is equal to or greater than the Merger Consideration will be canceled effective as of the Effective Time without the payment of any consideration.

              See Section 12—"Merger Agreement; Other Agreements" of this Offer to Purchase.

What are the material United States federal income tax consequences of tendering my Shares?

              The receipt of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder (as defined in Section 5—"Material United States Federal Income Tax Consequences" of this Offer to Purchase) that sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder's tax basis in the Shares sold or exchanged. In general, a non-U.S. holder (as defined in Section 5—"Material United States Federal Income Tax Consequences" of this Offer to Purchase) that sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Merger will not be subject to United States federal income tax in respect of such sale of Shares or receipt of cash, unless such stockholder has certain connections to the United States. For a more complete description of the material United States federal income tax consequences of the Offer and the Merger, see Section 5—"Material United States Federal Income Tax Consequences" of this Offer to Purchase.

              You should consult your tax advisor about the tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of participating in the Offer and the Merger in light of your particular circumstances.

Will I have the right to have my Shares appraised?

              Appraisal rights are not available in connection with the Offer, and stockholders of Exa who tender Shares in the Offer will not have appraisal rights in connection with the Merger. If the Merger is consummated, however, each stockholder of Exa whose Shares have not been purchased by Purchaser pursuant to the Offer, and who has neither voted in favor of the adoption of the Merger Agreement nor consented to the Merger in writing, and who otherwise complies with the applicable statutory procedures under Section 262 of the DGCL, will be entitled to receive a judicial determination of the fair value of the holder's Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive payment of such judicially determined amount in cash, together with such rate of interest, if any, as the Delaware court may determine for Shares held by such holder. Any such judicial determination of the fair value of Shares could be based upon considerations other than, or in addition to, the price paid in the Offer and the market value of the Shares. The value so determined could be higher or lower than the price per Share paid by us pursuant to the Offer.

              The foregoing summary of the rights of dissenting stockholders under the DGCL does not purport to be a complete statement of the procedures to be followed by stockholders of Exa desiring to exercise any available appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL. See Section 11—"Purpose of the Offer; Plans for Exa; Other Matters" of this Offer to Purchase.

Who should I call if I have questions about the Offer? Where do I get additional copies of the Offer documents?

              You may call Alliance Advisors LLC at (973) 873-7780 (call collect) or toll-free at (888) 991-1293. Alliance Advisors LLC is acting as the Information Agent for the Offer. See the back cover of this Offer to Purchase.

To All Holders of Shares of Common Stock of Exa Corporation:

INTRODUCTION

              3DS Acquisition 3 Corp., a Delaware corporation ("Purchaser"), is offering to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Exa Common Stock" or the "Shares") of Exa Corporation, a Delaware corporation ("Exa"), at a price of $24.25 per Share (the "Offer Price"), payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in this offer to purchase (as it may be amended or supplemented from time to time, this "Offer to Purchase") and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal," and together with this Offer to Purchase, the "Offer"). Purchaser is a direct wholly owned subsidiary of Dassault Systemes Simulia Corp., a Rhode Island corporation, ("Parent"), which is an indirect wholly owned subsidiary of Dassault Systèmes S.E., a European Company incorporated in France ("Dassault Systèmes"). Dassault Systèmes, the 3DEXPERIENCE Company, provides businesses and people with virtual universes to imagine sustainable innovations. Its world-leading solutions transform the way products are designed, produced, and supported. Dassault Systèmes' collaborative solutions foster social innovation, expanding possibilities for the virtual world to improve the real world.

              The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 27, 2017 (as it may be amended, restated or supplemented from time to time, the "Merger Agreement"), among Parent, Purchaser and Exa. Pursuant to the Merger Agreement, as soon as practicable following the consummation of the Offer and the satisfaction or, to the extent permitted by applicable law, waiver of each of the applicable conditions set forth in the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, pursuant to Section 251(h) of the Delaware General Corporation Law (the "DGCL"), Purchaser will merge with and into Exa (the "Merger"), with Exa as the surviving corporation in the Merger continuing as a direct wholly owned subsidiary of Parent (the "Surviving Company"). As a result of the Merger, each outstanding Share (other than Shares (a) held in the treasury of Exa or owned by any direct or indirect wholly owned subsidiary of Exa, (b) owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent, and (c) in respect of which appraisal rights are perfected in accordance with Section 262 of the DGCL) will be canceled and converted into the right to receive $24.25 per Share, payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law. The Merger Agreement is described in detail in Section 12(a)—"Merger Agreement" of this Offer to Purchase.

              On September 27, 2017, the Exa Board of Directors (the "Exa Board") unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Exa and its stockholders; (ii) declared that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable; (iii) approved the execution, delivery and performance by Exa of the Merger Agreement and the consummation of the transactions contemplated thereby; (iv) resolved that the Merger will be effected under Section 251(h) of the DGCL; and (v) subject to the other terms and conditions of the Merger Agreement, resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser in the Offer. Accordingly, and for other reasons described in more detail in Exa's Solicitation/Recommendation Statement on Schedule 14D-9 that is being filed with the Securities and Exchange Commission (the "SEC") and, together with this Offer to Purchase, the Letter of Transmittal and other related materials, mailed to the stockholders of Exa in connection with the Offer, the Exa Board unanimously recommends that Exa's stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

              A more complete description of the Exa Board's reasons for authorizing and approving the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, is set forth in the Schedule 14D-9 that is being filed with the SEC and, together with this Offer to Purchase, the Letter of Transmittal and other related materials, mailed to the stockholders of Exa in connection with the Offer. Stockholders should carefully read the information set forth in the Schedule 14D-9 in its entirety.

              Tendering stockholders of Exa who have Shares registered in their names and who tender directly to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), will not be charged brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer. Stockholders who hold their Shares through a broker, dealer, commercial bank, trust company or other nominee should consult with such institution as to whether it charges any service fees or commissions. However, if a stockholder of Exa does not complete and sign the Form W-9 that is included in the Letter of Transmittal or does not otherwise establish an exemption, he, she or it may be subject to a required backup United States federal income tax withholding (currently at a rate of 28%) of the gross proceeds payable to such stockholder. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase. Dassault Systèmes will pay all charges and expenses of the Depositary and Alliance Advisors LLC, the Information Agent, incurred in connection with the Offer. See Section 17—"Fees and Expenses" of this Offer to Purchase.

              There is no financing condition to the Offer. The Offer is conditioned upon, among other things, (a) the absence of a termination of the Merger Agreement in accordance with its terms and (b) the satisfaction of (i) the Minimum Condition, (ii) the Regulatory Approval Condition, (iii) the Governmental Authority Condition, (iv) the Representations Condition, (v) the Covenants Condition, and (vi) the Material Adverse Effect Condition, each as defined below. The "Minimum Condition" requires that the number of Shares validly tendered and not properly withdrawn prior to the expiration of the Offer which, together with the number of Shares (if any) then beneficially owned by Parent or Purchaser, in the aggregate, or with respect to which Parent or Purchaser otherwise has, directly or indirectly, sole voting power, represents at least one Share more than 50% of the Fully Diluted Shares (excluding from the number of tendered Shares, but not from the outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been "received" (as such term is defined in Section 251(h)(6)(f) of the DGCL))).

              "Fully Diluted Shares" means all outstanding securities entitled to vote in the election of directors of Exa, together with all such securities which Exa would be required or permitted to issue assuming the conversion, exercise or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, whether or not vested or then convertible, exchangeable or exercisable.

              The "Regulatory Approval Condition" requires that (a) any waiting period (and any extensions thereof) under the HSR Act applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger shall have expired or been terminated and (b) all applicable waiting periods under any other applicable antitrust laws shall have expired or been terminated and all applicable consents or approvals required under any other applicable antitrust law shall have been obtained. The "Governmental Authority Condition" requires that no governmental authority of competent jurisdiction in the United States of America, Germany or Austria shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order that is in effect and has the effect of making the Offer or the Merger illegal or otherwise prohibiting the consummation of the Offer and the Merger. The "Representations Condition" requires the representations and warranties made by Exa in the Merger Agreement to be accurate, subject to the materiality and other qualifications set forth in the Merger Agreement. The "Covenants Condition" requires that Exa shall not have breached or failed to perform, in any material respect, any obligation, agreement or covenant of Exa to be performed or complied with by it under the Merger Agreement.

The "Material Adverse Effect Condition" requires that, since the date of the Merger Agreement, there shall not have occurred a Company Material Adverse Effect (as defined in Section 12—"Merger Agreement; Other Agreements" of this Offer to Purchase). The Offer is also subject to certain other terms and conditions. See Section 1—"Terms of the Offer," Section 15—"Conditions of the Offer" and Section 16—"Legal Matters; Required Regulatory Approvals" of this Offer to Purchase.

              Exa has informed Purchaser that, as of October 11, 2017, there were (i) 15,168,269 Shares issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive (or similar) rights, (ii) no Shares held by subsidiaries of Exa, (iii) no shares of preferred stock issued and outstanding, and (iv) 2,300,345 Shares reserved for future issuance in connection with awards granted under Exa's stock plans (including 1,821,830 Shares subject to outstanding options awarded under Exa's stock plans (all of which have exercise prices below the Offer Price) and 478,515 Shares subject to outstanding restricted stock units granted under Exa's stock plans). None of Parent, Purchaser or any of their respective affiliates beneficially owns any Shares. As a result, assuming that no Shares, options to acquire Shares, or any other rights to acquire Shares are issued or expire after October 10, 2017, the Minimum Condition will be satisfied if at least 8,734,308 Shares, which represent one more Share than 50% of the Fully Diluted Shares, are validly tendered and not properly withdrawn prior to the expiration of the Offer. The actual number of Shares required to be validly tendered and not properly withdrawn to satisfy the Minimum Condition will depend upon the actual number of Fully Diluted Shares of Exa on the date and time that Purchaser accepts for payment and pays for any Shares tendered and not withdrawn pursuant to the Offer (the "Acceptance Time").

              Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), Purchaser will purchase all Shares validly tendered and not properly withdrawn in accordance with the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase on or prior to the expiration of the Offer. The Offer will expire at 5:00 P.M., New York City time, on November 9, 2017, unless Purchaser, under applicable law or the Merger Agreement, is required to, or elects to in its or Parent's sole discretion, extend the period of time for which the initial offering period of the Offer is open. See Section 1—"Terms of the Offer" of this Offer to Purchase for a description of Purchaser's rights and obligations with respect to extensions of the Offer.

              Subject to the respective rights of Parent, Purchaser and Exa to terminate the Merger Agreement and the Offer as provided in the Merger Agreement, we will extend the Offer for one (1) or more successive periods of ten (10) business days each if at the otherwise-scheduled Expiration Date (as defined in Section 1—"Terms of the Offer" of this Offer to Purchase) any of the conditions to the Offer set forth in Section 15—"Conditions of the Offer" of this Offer to Purchase other than the Minimum Condition are not satisfied or, where permitted by applicable law, waived by us or Parent in order to permit the satisfaction of such conditions. The Merger Agreement also provides that, unless the Offer is terminated in accordance with the Merger Agreement, (i) Purchaser may extend the Offer for one (1) or more successive periods of ten (10) business days each or (ii) Exa may, in its sole discretion, request that Purchaser extend the Offer for up to two (2) periods of ten (10) business days each if at the otherwise-scheduled Expiration Date the Minimum Condition is not satisfied or, where permitted by applicable law, waived by Parent or Purchaser, and Parent or Purchaser is not otherwise obligated to extend the Offer.

              As soon as practicable following the consummation of the Offer and the satisfaction or, where permitted by applicable law, waiver of each of the applicable conditions set forth in the Merger Agreement, pursuant to Section 251(h) of the DGCL, Purchaser will merge with and into Exa, with Exa continuing as the surviving company. Pursuant to the Merger Agreement, at the effective time of the Merger, which is the date and time of the filing of the certificate of merger with the Secretary of

State of the State of Delaware, or such later time as is specified in the certificate of merger and is agreed to by Parent and Exa in writing (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares (a) held in the treasury of Exa or owned by any direct or indirect wholly owned subsidiary of Exa, (b) owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent, and (c) in respect of which appraisal rights are perfected in accordance with Section 262 of the DGCL) will, by virtue of the Merger and without any action on the part of the holders of the Shares, be canceled and converted into the right to receive $24.25 per Share (the "Merger Consideration"), payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law. Section 12—"Merger Agreement; Other Agreements" of this Offer to Purchase contains a more detailed description of the Merger Agreement. Section 5—"Material United States Federal Income Tax Consequences" of this Offer to Purchase describes the material United States federal income tax consequences of the sale or exchange of Shares in the Offer and the Merger.

              This Offer to Purchase and the related Letter of Transmittal contain important information that stockholders of Exa should read carefully before making any decision with respect to the Offer.

 THE TENDER OFFER

1.     Terms of the Offer

              Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), Purchaser will purchase all Shares validly tendered and not properly withdrawn in accordance with the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase, on or prior to the Expiration Date. The "Expiration Date" is 5:00 P.M., New York City time, on November 9, 2017, unless the Offer is extended pursuant to and in accordance with the terms of the Merger Agreement, in which event "Expiration Date" will mean the latest time and date at which the Offer, as so extended, will expire.

              The Merger Agreement provides that, unless the Offer is terminated in accordance with the Merger Agreement, Purchaser will extend the Offer for one (1) or more successive periods of ten (10) business days each if at the otherwise-scheduled Expiration Date any of the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase other than the Minimum Condition are not satisfied or, where permitted by applicable law, waived by us or Parent in order to permit the satisfaction of such conditions. The Merger Agreement also provides that, unless the Offer is terminated in accordance with the Merger Agreement, (i) Purchaser may extend the Offer for one (1) or more successive periods of ten (10) business days each or (ii) Exa may, in its sole discretion, request that Purchaser extend the Offer for up to two (2) periods of ten (10) business days each if at the otherwise-scheduled Expiration Date the Minimum Condition is not satisfied or, where permitted by applicable law, waived by Parent or Purchaser, and Parent or Purchaser is not otherwise obligated to extend the Offer. The Merger Agreement provides that Purchaser will also extend the Offer for any period required by applicable law or applicable rule, regulation, interpretation or position of the SEC or its staff or any of the rules and regulations, including listing standards, of NASDAQ or any other United States national securities exchange registered under the Exchange Act, on which the Shares are then traded. In no event will Purchaser be required to extend the Offer beyond the earlier to occur of (a) the date the Merger Agreement is terminated in accordance with its terms or (b) April 27, 2018.

              Under no circumstances will interest be paid on the Offer Price for tendered Shares, regardless of any extension of or amendment to the Offer or any delay in paying for the Shares.

              There is no financing condition to the Offer. The Offer is conditioned upon, among other things, the satisfaction of the Minimum Condition, the Regulatory Approval Condition, the Governmental Authority Condition, the Representations Condition, the Covenants Condition and the Material Adverse Effect Condition. Consummation of the Offer is also conditioned upon the satisfaction or, to the extent permitted by applicable law, waiver of other conditions set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase.

              In the event that Purchaser waives any condition set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase, the SEC may, if the waiver is deemed to constitute a material change to the information previously provided to stockholders of Exa, require that the Offer remain open for an additional period of time and that Dassault Systèmes, Parent and Purchaser disseminate information concerning such waiver. Purchaser acknowledges that Rule 14e-1(c) under the Exchange Act requires Purchaser to pay the consideration offered or return the Shares tendered promptly after the termination or withdrawal of the Offer.

              Parent and Purchaser reserve the right to increase the Offer Price, waive (to the extent permitted by the terms of the Merger Agreement or applicable law), in its sole discretion, in whole or in part, any condition to the Offer or make any other changes in the terms and conditions of the Offer, except, unless otherwise contemplated by the Merger Agreement or as previously approved by Exa in writing, Purchaser is not permitted to:

  •
  decrease the Offer Price;

  •
  change the form of consideration payable in the Offer;

  •
  reduce the maximum number of Shares sought to be purchased in the Offer;

  •
  amend or waive the Minimum Condition;

  •
  add any condition to the Offer not set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase;

  •
  amend or modify any of the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase in a manner adverse to the holders of Shares;

  •
  waive the Regulatory Approval Condition or the Governmental Authority Condition;

  •
  extend the Offer in a manner other than pursuant to and in accordance with the Merger Agreement;

  •
  otherwise amend the Offer in any manner materially adverse to the holders of Shares; or

  •
  provide for a "subsequent offering period" (or any extension thereof) in accordance with Rule 14d-11 promulgated under the Exchange Act.

              If, prior to the Expiration Date, Purchaser increases the Offer Price offered to stockholders of Exa in the Offer, Purchaser will pay the increased price to all stockholders of Exa from whom Purchaser purchases Shares in the Offer, whether or not Shares were tendered before the increase in price. As of the date of this Offer to Purchase, Purchaser has no intention to increase the Offer Price.

              The rights Purchaser reserves in the preceding paragraph are in addition to its rights described in Section 15—"Conditions of the Offer" of this Offer to Purchase. Any extension, waiver or amendment of the Offer, delay in acceptance for payment or payment for the Shares tendered in the Offer, or termination of the Offer, will be followed as promptly as practicable by public announcement thereof, such announcement, in the case of an extension, to be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date, in accordance with the public announcement requirements of Rule 14e-1(d) under the Exchange Act. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that material changes be promptly disseminated to stockholders in a manner reasonably designed to inform them of such changes), and without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release to a national news service. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the rights of a tendering stockholder to withdraw such stockholder's Shares.

              If Purchaser makes a material change in the terms of the Offer, or if Purchaser waives a material condition to the Offer, Purchaser will extend the Offer and disseminate additional tender offer materials to the extent required by applicable law and the applicable regulations of the SEC. The minimum period during which the Offer must remain open following material changes in the terms of the Offer, other than a change in price or a change in percentage of securities sought, depends upon the facts and circumstances, including the materiality of the changes. In the SEC's view, a tender offer should remain open for a minimum of five (5) business days from the date the material change is first published, sent or given to stockholders, and, if material changes are made with respect to information that approaches the significance of price and the percentage of securities sought, a minimum of ten (10) business days may be required to allow for adequate dissemination and investor response. With respect to a change in price, a minimum ten (10) business day period from the date of the change is generally required to allow for adequate dissemination to stockholders. Accordingly, if, prior to the Expiration Date, Purchaser decreases the number of Shares being sought, or increases or decreases the consideration offered pursuant to the Offer, and if the Offer is scheduled to expire at any time earlier than the period ending on the tenth (10th) business day from the date that notice of the increase or decrease is first published, sent or given to stockholders of Exa, Purchaser will extend the Offer at least until the expiration of that ten (10) business day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

              Exa has provided Parent and Purchaser with its stockholder lists and security position listings for the purpose of disseminating the Offer to stockholders of Exa. This Offer to Purchase, the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares, and will be furnished to brokers, dealers, commercial banks, trust companies or other nominees whose names appear on the security holder lists or, if applicable, that are listed as participants in a clearing agency's security position listing, for forwarding to beneficial owners of Shares.

2.     Acceptance for Payment and Payment for Shares

              Upon the terms and subject to the conditions of the Offer (including, if Purchaser extends or amends the Offer, the terms and conditions of the Offer as so extended or amended) and the applicable rules and regulations of the SEC, promptly after the Expiration Date, Purchaser will purchase, by accepting for payment, and will pay for, all Shares validly tendered and not properly withdrawn (as permitted by Section 4—"Withdrawal Rights" of this Offer to Purchase) prior to the Expiration Time. For information with respect to approvals that Parent and Purchaser are or may be required to obtain prior to the consummation of the Offer, see Section 16—"Legal Matters; Required Regulatory Approvals" of this Offer to Purchase.

              For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not properly withdrawn as, if and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the Offer Price with the Depositary, which will act as agent for tendering stockholders of Exa for the purpose of receiving payments from Purchaser and transmitting such payments, less any applicable withholding tax, to stockholders of Exa whose Shares have been accepted for payment. If Purchaser extends the Offer, is delayed in its acceptance for payment of Shares or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser's rights under the Offer, the Depositary may, nevertheless, on behalf of Purchaser, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described under Section 4—"Withdrawal Rights" of this Offer to Purchase and as otherwise required by Rule 14e-1(c) under the Exchange Act, which requires that Purchaser pay the consideration offered or return Shares deposited by or on behalf of tendering stockholders promptly after the consummation of the Offer.

              Under no circumstances will Purchaser pay interest on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

              In all cases, Purchaser will pay for Shares purchased pursuant to the Offer only after timely receipt by the Depositary of: (a) certificates representing tendered Shares ("Certificates") or timely confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") into the Depositary's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase; (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined below) in connection with a book-entry transfer; and (c) any other documents required by the Letter of Transmittal.

              The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which message states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of the Book-Entry Confirmation that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce that agreement against the participant.

              If Purchaser does not purchase any tendered Shares pursuant to the Offer for any reason, or if Certificates representing more Shares than are tendered are submitted, Purchaser will return Certificates representing unpurchased or untendered Shares (or, in the case of Shares delivered by Book-Entry Confirmation of a transfer into the Depositary's account at DTC pursuant to the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase, the Shares will be credited to an account maintained within DTC), without expense, as promptly as practicable following the expiration, termination or withdrawal of the Offer.

3.     Procedures for Accepting the Offer and Tendering Shares

              Valid Tender of Shares.  Except as set forth below, to validly tender Shares in the Offer, the Depositary must receive the Letter of Transmittal (or a facsimile thereof), properly completed and signed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal at its address set forth on the back cover of this Offer to Purchase on or prior to the Expiration Time, and either (a) Certificates representing tendered Shares must be delivered to the Depositary or Shares must be tendered pursuant to the procedure for Book-Entry Transfer (as defined below) and the Depositary must receive Book-Entry Confirmation, in each case, on or prior to the Expiration Time or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below.

              The method of delivery of the Letter of Transmittal, Certificates and all other required documents, including delivery through DTC, is at the option and sole risk of the tendering stockholder, and delivery will be considered made only when the Depositary actually receives the Certificates, the Letter of Transmittal and all other required documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Time.

              Book-Entry Transfer.  The Depositary will make a request to establish an account with respect to the Shares at DTC for purposes of the Offer within two (2) business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of DTC may make book-entry delivery of Shares by causing DTC to transfer the Shares into the Depositary's account at DTC in accordance with DTC's procedures (a "Book-Entry Transfer"). Although Shares may be delivered through Book-Entry Confirmation of a transfer into the Depositary's account at DTC, the Depositary must receive the Letter of Transmittal (or a facsimile thereof), properly completed and signed, with any required signature guarantees, or an Agent's Message in connection with a Book-Entry Transfer, and any other required documents, at one of its addresses set forth on the back cover of this Offer to Purchase at or before the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

              Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

              The tender of Shares pursuant to any one of the procedures described above will constitute acceptance of the Offer, as well as the tendering stockholder's representation and warranty that such stockholder has full power and authority to tender and assign the Shares tendered, as specified in the Letter of Transmittal. Purchaser's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between Purchaser and the tendering stockholder upon the terms and subject to the conditions of the Offer.

              Signature Guarantees.  A bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act) (each, an "Eligible Institution" and collectively, "Eligible Institutions") must guarantee signatures on all Letters of Transmittal, unless the Shares tendered are tendered (a) by a registered holder of Shares that has not completed either the box labeled "Special Payment Instructions" or the box labeled "Special Delivery Instructions" in the Letter of Transmittal or (b) for the account of an Eligible Institution. See Instruction 1 of the Letter of Transmittal.

              If Certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made to, or Certificates for unpurchased Shares are to be issued or returned to, a person other than the registered holder, then the tendered Certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered holder or holders appear on the Certificates, with the signatures on such Certificates or stock powers guaranteed by an Eligible Institution as provided in the Letter of Transmittal. See Instructions 1 and 5 of the Letter of Transmittal.

              If Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) must accompany each delivery of Certificates.

              Guaranteed Delivery.  A stockholder who desires to tender Shares in the Offer and whose Certificates are not immediately available or when time will not permit all required documents to reach the Depositary at or before the Expiration Date or the procedures for book-entry transfer cannot be completed at or before the Expiration Time, may tender Shares by complying with all of the following guaranteed delivery procedures:

  •
  such tender is made by or through an Eligible Institution;

  •
  the Depositary receives, as described below, a properly completed and signed Notice of Guaranteed Delivery at or before the Expiration Time, substantially in the form made available by Purchaser; and

  •
  the Depositary receives Certificates (or a Book-Entry Confirmation) representing all tendered Shares, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal within three (3) trading days on NASDAQ after the date of execution of the Notice of Guaranteed Delivery.

              Delivery of the Notice of Guaranteed Delivery may be made by mail or facsimile transmission to the Depositary. The Notice of Guaranteed Delivery must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

              Notwithstanding any other provision of the Offer, Purchaser will pay for Shares tendered and accepted for payment pursuant to the Offer only after timely receipt by the Depositary of (a) Certificates representing such Shares, or Book-Entry Confirmation of a book-entry transfer of such Shares into the Depositary's account at DTC, (b) a properly completed and duly executed Letter of Transmittal (or facsimile of the Letter of Transmittal), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders of Exa at the same time, and will depend upon when the Depositary receives Certificates or Book-Entry Confirmation that Shares have been transferred into the Depositary's account at DTC.

              Backup United States Federal Income Tax Withholding.  To avoid backup withholding, each tendering stockholder that is a United States person for United States federal income tax purposes is required to provide a properly completed Form W-9, signed under penalties of perjury, to the Depositary, including the stockholder's correct Taxpayer Identification Number ("TIN") which generally is the stockholder's social security or federal employer identification number, or to otherwise establish to the satisfaction of the Depositary an adequate basis for exemption from backup withholding. The Form W-9 is provided under "Important Tax Information" below. A tendering stockholder must cross out item (2) in Part II of the Form W-9 if the stockholder has been notified by the Internal Revenue Service (the "IRS") that such stockholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the Form W-9 may subject the tendering stockholder to backup United States federal income tax withholding (currently at a rate of 28%) on the payment of the purchase price made to such stockholder. If the tendering stockholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such stockholder should write "Applied For" in the space provided for the TIN in Part I of the Form W-9, and sign and date the Form W-9. If "Applied For" is written in Part I, the Depositary will withhold the applicable backup withholding amount from any payments of the purchase price to such stockholder until a TIN is provided to the Depositary. A tendering stockholder that is not a United States person may establish such stockholder's exemption from backup withholding by submitting to the Depositary a properly completed Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY, as applicable (which the Depositary will provide upon request), signed under penalties of perjury, attesting to that stockholder's exempt status. Such stockholder should consult a tax advisor to determine which form is appropriate.

              Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a tendering stockholder may be refunded or credited against such stockholder's United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

              Appointment as Proxy.  By executing the Letter of Transmittal, the tendering stockholder irrevocably appoints Purchaser's designees, and each of them, as such stockholder's agents, attorneys-in-fact and proxies, with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such stockholder's rights with respect to tendered Shares that Purchaser accepts for payment and with respect to any and all other Shares or rights issued or issuable in respect of those Shares on or after the date of this Offer to Purchase. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered Shares. This appointment will be effective when Purchaser accepts the Shares for payment in accordance with the terms of the Offer. Upon acceptance for payment, all other powers of attorney and proxies given by the tendering stockholder with respect to such stockholder's Shares or rights prior to such payment will be revoked, without further action, and no subsequent powers of attorney and proxies may be given by such stockholder (and, if given, will not be deemed effective). Purchaser's designees will, with respect to the Shares and rights for which the appointment is effective, be empowered to exercise all voting and other rights of such stockholder as they, in their sole discretion, may deem proper at any annual or special meeting of stockholders of Exa, or any adjournment or postponement thereof, or by consent in lieu of any such meeting of stockholders of Exa or otherwise. In order for Shares to be deemed validly tendered, immediately upon the acceptance for payment of such Shares, Purchaser or its designee must be able to exercise full voting rights with respect to Shares, including voting at any meeting of stockholders of Exa.

              Determination of Validity.  All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion. Purchaser reserves the absolute right, subject to the terms of the Merger Agreement and applicable law, to reject any or all tenders determined by Purchaser not to be in proper form or the acceptance of or payment for which may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right to waive any of the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase, except the Minimum Condition (which waiver requires Exa's prior written consent) or any defect or irregularity in any tender of Shares of any particular stockholder of Exa, whether or not similar defects or irregularities are waived in the case of other stockholders of Exa. All questions as to the interpretation of the terms and conditions of the Offer will be determined by Purchaser, in its sole discretion. No tender of Shares will be deemed to have been validly made until all defects and irregularities with respect to the tender have been cured or waived by Purchaser. None of Dassault Systèmes, Parent, Purchaser or any of their respective affiliates or assigns, the Depositary, the Information Agent or any other person or entity will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

4.     Withdrawal Rights

              A stockholder may withdraw Shares previously tendered in the Offer at any time prior to the Expiration Time (including any extension of such time). Thereafter, tenders of Shares are irrevocable. If not accepted for payment as provided in this Offer to Purchase prior to December 11, 2017, such Shares may also be withdrawn at any time after December 11, 2017.

              If, for any reason, acceptance for payment of any Shares tendered in the Offer is delayed, or Purchaser is unable to accept for payment or pay for Shares tendered in the Offer, then, without prejudice to Purchaser's rights set forth in this Offer to Purchase, the Depositary may, nevertheless, on Purchaser's behalf, retain tendered Shares, and such Shares may not be withdrawn, except to the extent that such stockholder is entitled to and properly exercises withdrawal rights as described in this Section 4—"Withdrawal Rights" of this Offer to Purchase. Any such delay will be by an extension of the Offer to the extent required by applicable law and the rules and regulations of the SEC.

              In order for a stockholder's withdrawal of Shares to be effective, such stockholder must timely deliver a written or facsimile transmission notice of withdrawal to the Depositary at one of its addresses or email addresses set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify such stockholder's name, the number of Shares that such stockholder wants to withdraw, and, if Certificates have been tendered, the name of the registered holder of Shares as shown on the Certificate, if different from such stockholder's name. If Certificates for the Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of Certificates, the serial numbers shown on the particular Certificates evidencing Shares to be withdrawn must be submitted to the Depositary and an Eligible Institution must guarantee the signatures on the notice of withdrawal, except in the case of Shares tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer set forth in Section 3—

"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the first sentence of this paragraph.

              All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion. None of Dassault Systèmes, Parent, Purchaser or any of their respective affiliates or assigns, the Depositary, the Information Agent or any other person or entity will be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

              A withdrawal of Shares may not be rescinded. Any Shares that are properly withdrawn will be considered not to have been validly tendered for purposes of the Offer, but such Shares may be tendered again at any time before the Expiration Time by following any of the procedures described in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase.

5.     Material United States Federal Income Tax Consequences

              The following is a summary of the material United States federal income tax consequences of the Offer and the Merger to "U.S. holders" and "non-U.S. holders" (each as defined below) of Exa Common Stock whose Shares are tendered and accepted for payment pursuant to the Offer or whose Shares are canceled and converted into the right to receive cash in the Merger. This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to stockholders of Exa. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the United States Treasury Regulations promulgated thereunder and administrative and judicial rulings, all of which are subject to change or varying interpretation, possibly with retroactive effect.

              For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the Shares that is, for United States federal income tax purposes:

•
an individual citizen or resident of the United States;
•
a corporation (including any entity treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

              For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

              If an entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, you should consult your tax advisor as to the tax consequences to you of the Offer and the Merger.

              This discussion assumes that a stockholder holds all of his, her or its Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the tax consequences of the Offer and the Merger. The following does not address all aspects of United States federal income taxation that might be relevant to stockholders in light of their particular circumstances or stockholders that may be subject to special rules (including, without limitation, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, stockholders liable for the alternative minimum tax, United States expatriates, U.S. holders whose functional currency is not the United States dollar, stockholders who hold Shares as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, stockholders who acquired Shares pursuant to the exercise of employee stock options or otherwise as compensation, stockholders who actually or constructively own more than 5% of Exa Common Stock, or stockholders who exercise appraisal rights). In addition, this discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a stockholder.

              Tax matters are complicated, and the tax consequences of the Offer and the Merger depend on the stockholder's particular tax situation. Stockholders are strongly urged to consult their tax advisors to determine the applicability of the rules discussed below and the particular tax consequences to them of the Offer and the Merger in light of their particular circumstances, including the application and effect of any United States federal, state, local and foreign tax laws and of changes to such laws.

U.S. Holders

              The exchange of Shares for cash pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder who sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received for the Shares and the U.S. holder's adjusted tax basis in the Shares sold pursuant to the Offer or exchanged for cash pursuant to the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same price per share in a single transaction) tendered pursuant to the Offer or exchanged for cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder's holding period for such Shares is more than one (1) year at the time of consummation of the Offer or the Merger, as the case may be. Long-term capital gains recognized by a non-corporate U.S. holder generally will be eligible for preferential United States federal income tax rates. Certain limitations apply to the deductibility of a U.S. holder's capital losses. In addition, certain non-corporate U.S. holders may be subject to an additional 3.8% Medicare surtax on all or a portion of their "net investment income," which may include all or a portion of the gain recognized in connection with the Offer or the Merger.

              Information reporting to the IRS may apply to payments made to a U.S. holder whose Shares are purchased in the Offer or exchanged for cash pursuant to the Merger, which reporting may include a description of the transaction, the name and address of the U.S. holder, and the amount of cash transferred to the U.S. holder. In addition, an information return may be required to be provided to each U.S. holder setting forth required information relating to the Offer or Merger with respect to such U.S. holder. Payments made pursuant to the Offer or the Merger may be subject to backup United States federal income tax withholding (currently at a rate of 28%), unless certain information is provided to the Depositary or an exemption applies. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's United States federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

              Any gain or loss recognized by a non-U.S. holder upon the exchange of Shares for cash pursuant to the Offer or the Merger generally will not be subject to United States federal income taxation unless:

•
the gain is "effectively connected" with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•
the non-U.S. holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of that disposition and certain other conditions are met; or
•
Exa is or has been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of (i) the five (5)-year period ending on the date of the consummation of the Offer or the Merger, as applicable, and (ii) the non-U.S. holder's holding period in the Shares, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Exa Common Stock at any time during the applicable period. Although there can be no assurances in this regard, Exa does not believe that it is, was, or will become a "United States real property holding corporation" for United States federal income tax purposes at any time during the five (5)-year period preceding the Offer or the Merger, as applicable.

              A non-U.S. holder described in the first bullet point above will be subject to United States federal income taxation on such gain in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax on such effectively connected gain. A non-U.S. holder described in the second bullet point above will be subject to United States federal income taxation at a rate of 30% (or a reduced rate under an applicable income tax treaty, if any) on the amount by which capital gains allocable to United States sources (including gain recognized upon the exchange of Shares) exceed capital losses allocable to United States sources.

              Backup United States federal income tax withholding and information reporting may apply to the cash received in the Offer or the Merger (currently at a rate of 28%), unless the non-U.S. holder certifies under penalty of perjury that he, she or it is a non-U.S. holder on the appropriate IRS Form W-8 (and the payer does not have actual knowledge or reason to know that such beneficial owner of Shares is a United States person as defined under the Code) or such non-U.S. holder otherwise establishes an exemption. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of this Offer to Purchase. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's United States federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the IRS in a timely manner.

              Stockholders are urged to consult their tax advisors with respect to the specific tax consequences to them of participating in the Offer and the Merger in light of their particular circumstances, including United States federal, state, local and foreign tax consequences.

6.     Price Range of the Shares; Dividends

              The Shares are traded on NASDAQ under the symbol "EXA." The following table sets forth, for the periods indicated, the high and low trading prices per Share on NASDAQ as reported by published financial sources:

	High	Low
Fiscal 2016
First Quarter	$12.34	$9.53
Second Quarter	12.00	10.34
Third Quarter	11.48	9.02
Fourth Quarter	11.85	9.51
Fiscal 2017
First Quarter	$13.90	$10.02
Second Quarter	15.36	11.12
Third Quarter	16.74	13.47
Fourth Quarter	16.60	13.01
Fiscal 2018
First Quarter	$16.89	$12.34
Second Quarter	14.50	12.61
Third Quarter (through October 10, 2017)	24.27	13.18

              Exa has never paid cash dividends on the Shares. Under the terms of the Merger Agreement, Exa is not permitted to declare, set aside, make or pay dividends with respect to the Shares without the consent of Parent except for certain exceptions permitted under the Merger Agreement.

              On September 27, 2017, the last full trading day prior to the announcement of the execution of the Merger Agreement, the reported closing price on NASDAQ for the Shares was $16.96 per Share. On October 10, 2017, the latest practicable full trading day prior to the commencement of the Offer, the reported closing price on NASDAQ for the Shares was $24.25 per Share. Stockholders of Exa are urged to obtain current market quotations for the Shares.

7.     Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations

              Because the Merger will be governed by Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. Following the consummation of the Offer and subject to the satisfaction of the remaining conditions set forth in the Merger Agreement, Parent, Purchaser and Exa will consummate the Merger as soon as practicable pursuant to Section 251(h) of the DGCL. Neither Parent nor Purchaser expects there to be a significant period of time between the consummation of the Offer and the consummation of the Merger.

              Possible Effects of the Offer on the Market for the Shares.  The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly, will adversely affect the liquidity of and could adversely affect the market value of the remaining Shares held by the public. The purchase of Shares pursuant to the Offer also can be expected to reduce the number of holders of Shares. Dassault Systèmes, Parent and Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the Shares or whether it would cause future market prices to be greater or less than the Offer Price.

              NASDAQ Listing.  Depending on the number of Shares purchased pursuant to the Offer, the Shares may cease to meet the requirements for continued listing on NASDAQ. According to the published guidelines of the NASDAQ Stock Market LLC, a security must have a minimum bid price of $1.00, there must be at least 400 beneficial holders and/or holders of record and the security must meet one of three maintenance standards for continued listing on NASDAQ. The first maintenance standard requires that there be at least $10 million in stockholders' equity, at least 750,000 publicly held shares, a market value of at least $5 million for all publicly held shares and at least two registered and active market makers for the shares. The second maintenance standard requires that the market value of listed securities is at least $50 million, there are at least 1.1 million publicly held shares with an aggregate market value of at least $15 million and at least four (4) registered and active market makers for the shares. The third maintenance standard requires that the issuer's total assets and total revenue each are at least $50 million for the most recently completed fiscal year or two of the three most recently completed fiscal years, there are at least 1.1 million publicly held shares with an aggregate market value of at least $15 million and at least four registered and active market makers for the shares. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the Shares are not considered to be publicly held for the purpose of the maintenance standards.

              If, as a result of the purchase of Shares in the Offer or otherwise, the Shares no longer meet the requirements of NASDAQ for continued listing and the listing of the Shares is discontinued, the market for the Shares could be adversely affected.

              Exchange Act Registration.  The Shares currently are registered under the Exchange Act. The purchase of the Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act. Registration of the Shares may be terminated upon application by Exa to the SEC if the Shares are not listed on a "national securities exchange" and there are fewer than 300 record holders of Shares. Termination of registration of the Shares under the Exchange Act would reduce the information that Exa is required to furnish to the stockholders of Exa and the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and the requirements of furnishing a proxy or information statement in connection with stockholders' meetings pursuant to Section 14(a) or 14(c) of the Exchange Act and the related requirement of an annual report, no longer applicable to Exa. If the Shares cease to be registered under the Exchange Act, the requirements of Rule 13e-3 promulgated under the Exchange Act with respect to "going private" transactions would no longer be applicable to Exa. In addition, the ability of "affiliates" of Exa and persons holding "restricted securities" of Exa to dispose of the securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), may be impaired or, with respect to certain persons, eliminated. If registration of the Shares under the Exchange Act were terminated, the Shares would cease to be "margin securities" and, as indicated above, may no longer be available for quotation on NASDAQ. Dassault Systèmes, Parent and Purchaser believe that the purchase of the Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act, and it is Purchaser's intention to cause Exa to make an application for termination of registration of the Shares as soon as possible after successful consummation of the Offer if the Shares are then eligible for termination.

              Margin Regulations.  The Shares are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which regulations have the effect, among other things, of allowing brokers to extend credit on the collateral of the Shares for the purpose of buying, carrying or trading in securities ("Purpose Loans"). Depending upon factors such as the number of record holders of Shares and the number and market value of publicly held Shares, following the purchase of Shares pursuant to the Offer, the Shares might no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations, and, therefore, could no longer be used as collateral for Purpose Loans made by brokers. In addition, as indicated above, if registration of the Shares under the Exchange Act were terminated, the Shares would no longer constitute margin securities.

8.      Certain Information Concerning Exa

              Except as otherwise set forth herein, the information concerning Exa contained in this Offer to Purchase has been furnished by Exa or its representatives or taken from or based upon publicly available documents and records on file with the SEC and other public sources. None of Dassault Systèmes, Parent, Purchaser or any of their respective affiliates, the Information Agent or the Depositary assumes any responsibility for the accuracy of the information concerning Exa contained in such documents and records or for any failure by Exa to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Dassault Systèmes, Parent, Purchaser or any of their respective affiliates, the Information Agent or the Depositary.

              General.  Exa is a Delaware corporation with its principal executive offices located at 55 Network Drive, Burlington, Massachusetts 01803, and its telephone number is (781) 564-0200. The following description of Exa and its business has been taken from the Exa's Annual Report on Form 10-K for the annual period ended January 31, 2017, and is qualified in its entirety by reference thereto. Exa develops, sells and supports simulation software and services used primarily by vehicle manufacturers to enhance the performance of their products, reduce product development costs and improve the efficiency of their design and engineering processes. Exa's solutions enable engineers and designers to augment or replace conventional methods of evaluating designs that rely on expensive and inefficient physical prototypes and test facilities with accurate digital simulations that are more useful, cost effective and timely. Exa's simulation solutions enable customers to gain crucial insights about design performance early in the design cycle, reducing the likelihood of expensive redesigns and late-stage engineering changes, which result in cost savings and fundamental improvements in the development process. Exa is primarily focused on the ground transportation market, but is also expanding into the aerospace and oil and gas production markets and exploring the application of its capabilities in the chemical processing, architecture, engineering and construction, power generation, biomedical and electronics industries.

              Available Information.  The Shares are registered under the Exchange Act. Accordingly, Exa is subject to the information reporting requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements or other information may be read or copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information may be obtainable by mail, upon payment of the SEC's customary charges, by writing to the SEC at the address above. The SEC also maintains a website on the Internet at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including Exa, that file electronically with the SEC.

              Stockholders are encouraged to review Exa's Schedule 14D-9 carefully and in its entirety before deciding whether to tender Shares.

9.      Certain Information Concerning Dassault Systèmes, Parent and Purchaser

              Dassault Systèmes is a European Company incorporated in France, with its principal executive offices located at 10 rue Marcel Dassault, CS 40501, 78946 Vélizy-Villacoublay Cedex, France. The telephone number of Dassault Systèmes is +33 (0) 1 61 62 61 62. Dassault Systèmes, the 3DEXPERIENCE Company, provides end-to-end software solutions and services, designed to support companies' innovation processes, from specification and design of a new product, to its manufacturing, supply and sale to the customer, through all stages of digital mock-up, simulation, and realistic 3D virtual experiences representing the end-user experience. Dassault Systèmes' wide software portfolio is applicable to 12 industrial sectors, from natural resources to cities, transportation, buildings, smart products, consumer goods, all the way to biological systems and chemistry. Based upon Dassault Systèmes' mission, business strategy and its software portfolio, Dassault Systèmes has estimated that it has a current addressable software market of approximately $24 billion.

              Parent is a Rhode Island corporation with its principal executive offices located at 1301 Atwood Avenue, Suite 101 W, Johnston, RI 02919, and its telephone number is +1 (401) 531-5000. Parent is an operating company for Dassault Systèmes in the United States. Parent provides software, services, and other support to a wide variety of United States companies, and manages financial, operational, administrative and legal shared services for Dassault Systèmes companies throughout the Americas.

              Purchaser is a Delaware corporation with its principal executive offices located at 175 Wyman Street, Waltham, MA 02451, and its telephone number is +1 (781) 810-3000. Purchaser is a newly formed Delaware corporation and a direct wholly owned subsidiary of Parent, which is an indirect wholly owned subsidiary of Dassault Systèmes. Purchaser was formed for the purpose of making the Offer and has not conducted, and does not expect to conduct, any business other than in connection with its organization, the Offer and the Merger.

              The name, business address and business telephone number, citizenship, present principal occupation or employment and material occupations, positions, offices or employment held during the past five (5) years of each director and executive officer of Dassault Systèmes, Parent and Purchaser are set forth in Schedule I to this Offer to Purchase.

              None of Dassault Systèmes, Parent, Purchaser or any majority-owned subsidiary of Dassault Systèmes, Parent or Purchaser, or, to the knowledge of Dassault Systèmes, Parent and Purchaser, any of the persons listed in Schedule I to this Offer to Purchase or any associate of any of the persons so listed, beneficially owns or has a right to acquire any Shares or any other equity securities of Exa. None of Dassault Systèmes, Parent, Purchaser or any majority-owned subsidiary of Dassault Systèmes, Parent or Purchaser, or, to the knowledge of Dassault Systèmes, Parent and Purchaser, any of the persons listed in Schedule I to this Offer to Purchase or any associate of any of the persons so listed, has effected any transaction in the Shares or any other equity securities of Exa during the past sixty (60) days. None of Dassault Systèmes, Parent or Purchaser or, to the knowledge of Dassault Systèmes, Parent and Purchaser, any of the persons listed in Schedule I to this Offer to Purchase, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Exa (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the giving or withholding of proxies, consents or authorizations). Except as described in this Offer to Purchase, since October 12, 2015, there have been no transactions that would require reporting under the rules and regulations of the SEC among Dassault Systèmes, Parent, Purchaser or any of their respective subsidiaries or, to the knowledge of Dassault Systèmes, Parent and Purchaser, any of the persons listed in Schedule I to this Offer to Purchase, on the one hand, and Exa or any of its executive officers, directors or affiliates, on the other hand. Except as described in this Offer to Purchase, since October 12, 2015, there have been no contacts, negotiations or transactions among Dassault Systèmes, Parent, Purchaser or any of their respective subsidiaries or, to the knowledge of Dassault Systèmes, Parent and Purchaser, any of the persons listed in Schedule I to this Offer to Purchase, on the one hand, and Exa or any of its subsidiaries or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

              None of Dassault Systèmes, Parent, Purchaser or any of the persons listed in Schedule I to this Offer to Purchase has, to the knowledge of Dassault Systèmes, Parent or Purchaser, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of Dassault Systèmes, Parent, Purchaser or any of the persons listed in Schedule I to this Offer to Purchase has, to the knowledge of Dassault Systèmes, Parent or Purchaser, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, United States federal or state securities laws, or a finding of any violation of United States federal or state securities laws.

              Available Information.  Pursuant to Rule 14d-3 under the Exchange Act, Dassault Systèmes, Parent and Purchaser filed with the SEC a Tender Offer Statement on Schedule TO (the "Schedule TO"), which this Offer to Purchase forms a part thereof, and exhibits to the Schedule TO and such documents are available to the public over the Internet at the SEC's website at www.sec.gov. The Schedule TO and the exhibits thereto, and such reports or other information, also may be read or copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. This website address is not intended to function as a hyperlink, and the information contained on the SEC's website is not incorporated by reference in this Offer to Purchase and it should not be considered to be a part of this Offer to Purchase.

10.   Background of the Offer; Past Contacts or Negotiations with Exa

              The following is a description of the material contacts (but only those material contacts) between representatives of Dassault Systèmes with representatives of Exa that resulted in the execution of the Merger Agreement and the Offer. The following does not purport to catalogue every conversation or meeting among representatives of Dassault Systèmes and Exa. For a review of Exa's activities relating to these contacts, please refer to Exa's Solicitation/Recommendation Statement on Schedule 14D-9 being mailed to stockholders with this Offer to Purchase.

              From time to time in the ordinary course of its business, Dassault Systèmes evaluates various business opportunities in an effort to enhance stockholder value and to complement its existing businesses. As part of this process, Dassault Systèmes identified Exa as a potential business partner to expand into the fluids simulation market.

              In late January 2016, a representative of Dassault Systèmes contacted Mr. Stephen Remondi, the President and Chief Executive Officer of Exa, asking if Mr. Remondi would meet with Mr. Scott Berkey, the Chief Executive Officer of Parent, and other senior executives of Parent and Dassault Systèmes. The purpose of the meeting would be for Mr. Berkey to discuss with Mr. Remondi a possible business alliance between Dassault Systèmes and Exa.

              On February 4, 2016, Mr. Berkey and certain other senior executives of Parent met with Mr. Remondi and another senior executive of Exa at Exa's headquarters in Burlington, Massachusetts to discuss the two companies' respective businesses and a possible business alliance between them.

              On May 23, 2016, Dassault Systèmes organized a meeting in Boston, Massachusetts between Mr. Remondi, Mr. Bernard Charlès, Vice Chairman of the Board of Directors and Chief Executive Officer of Dassault Systèmes, and certain other executives of Dassault Systèmes to continue the discussions started on February 4, 2016. The parties continued to discuss the possible business alliance, including how to further their respective independent market objectives.

              On June 30, 2016, Mr. Remondi and another executive of Exa met Mr. Thibault de Tersant, the Senior Executive Vice President and Chief Financial Officer of Dassault Systèmes, and certain other executives of Dassault Systèmes at Dassault Systèmes' headquarters in Vélizy, France. At the meeting, the Dassault Systèmes team conveyed to Mr. Remondi its interest in working more closely together and in potentially acquiring Exa, but specific terms of a potential acquisition were not discussed.

              On October 4, 2016, Mr. Remondi and Mr. Richard Gilbody, Chief Financial Officer of Exa, met Mr. de Tersant, certain other executives of Dassault Systèmes and certain representatives of Foros Securities LLC, Dassault Systèmes' financial advisors ("Foros"), at Dassault Systèmes' offices in Waltham, Massachusetts. There were no discussions about a possible acquisition during the meeting.

              On December 9, 2016, Mr. Berkey and another representative of Dassault Systèmes met with Mr. Remondi at Exa's headquarters to discuss the impending acquisition by Dassault Systèmes of another company and express Dassault Systèmes' commitment to an open platform and partnership with Exa irrespective of the expected acquisition of the other company.

              On December 21, 2016, Mr. de Tersant met with Mr. Remondi in Boston to inform Mr. Remondi of Dassault Systèmes' interest in acquiring Exa and delivered to Mr. Remondi a written non-binding indication of interest, based on Exa's publicly available information, to acquire Exa at a purchase price of $18.50 per Share in cash.

              On January 4, 2017, the Exa Board delivered a letter to Mr. de Tersant informing him that Exa was not for sale.

              On January 5, 2017, Mr. Remondi and Mr. de Tersant spoke by telephone at Mr. de Tersant's request. Mr. de Tersant indicated on that call that he had received Exa's letter and wanted to understand whether Exa would continue to discuss possible strategic options with Dassault Systèmes. Mr. Remondi reiterated to Mr. de Tersant that Exa was not then for sale and that Dassault Systèmes would need to make a compelling offer in order to continue any strategic discussions. Mr. de Tersant stated that Dassault Systèmes would consider Exa's response and decide whether to continue discussions.

              On February 6, 2017, Mr. de Tersant and Mr. Remondi had a telephone conversation, during which Mr. Remondi again informed Mr. de Tersant that Exa was not for sale and therefore he could not give Mr. de Tersant any precise guidance on Dassault Systèmes' December 21, 2016 written non-binding indication of interest.

              Later that day, Dassault Systèmes sent Mr. Remondi a revised written non-binding indication of interest, based on Exa's publicly available information, to acquire Exa at a purchase price of $20.00 per Share in cash subject to certain conditions.

              On February 20, 2017, Mr. Remondi sent a letter dated February 17, 2017 to Mr. de Tersant indicating that Exa was not for sale at that time.

              On February 24, 2017, in response to the letter dated February 17, 2017, Mr. de Tersant indicated to Mr. Remondi Dassault Systèmes remained interested in pursuing a transaction with Exa consistent with its February 6, 2017 written non-binding indication of interest and was prepared to proceed on an expedited timeline.

              In early March 2017, Mr. de Tersant contacted Mr. Remondi to request feedback on Dassault Systèmes' February 24, 2017 letter in respect of its February 6, 2017 written non-binding indication of interest.

              On March 27, 2017, Mr. de Tersant and Mr. Remondi had a telephone conversation, during which Mr. Remondi reiterated that Exa was not for sale and, at that time, Exa would not move forward with discussions with Dassault Systèmes regarding an acquisition of Exa.

              On April 20, 2017, Mr. de Tersant sent a written non-binding indication of interest to the Exa Board reaffirming Dassault Systèmes' interest in acquiring Exa at a purchase price of $20.00 per Share in cash and requested that Exa respond to Dassault Systèmes by May 4, 2017.

              On May 4, 2017, Mr. Remondi indicated to Mr. de Tersant that the Exa Board needed until May 22, 2017 to consider Dassault Systèmes' April 20, 2017 written non-binding indication of interest.

              On May 22, 2017, Mr. Remondi called Mr. de Tersant to inform him that the Exa Board was still considering Dassault Systèmes' April 20, 2017 written non-binding indication of interest.

              On June 5, 2017, Mr. de Tersant sent Mr. Remondi an email inquiring about the status of Dassault Systèmes' April 20, 2017 written non-binding indication of interest.

              On June 6, 2017, Mr. Remondi informed Mr. de Tersant that Exa had hired Stifel, Nicolaus & Company, Inc. ("Stifel") as its financial advisor.

              On or about June 20, 2017, representatives of Stifel held a call with representatives of Foros to describe the process by which information regarding Exa would be communicated to Dassault Systèmes and Foros.

              On June 22, 2017, representatives of Stifel, as directed by the Exa Board, sent a draft confidentiality agreement to representatives of Foros.

              Between June 27, 2017 and June 29, 2017, representatives of Foley Hoag LLP, Exa's counsel ("Foley"), and Stifel negotiated the confidentiality agreement with representatives of Shearman & Sterling LLP, Dassault Systèmes' counsel ("Shearman & Sterling"), and Foros.

              On July 1, 2017, Dassault Systèmes and Exa entered into a confidentiality agreement pursuant to which Exa would furnish non-public information to Dassault Systèmes solely for the purpose of evaluating, negotiating and advising on a potential transaction between Dassault Systèmes and Exa. The confidentiality agreement contained a "standstill" in favor of Exa, which generally prohibited Dassault Systèmes from making public proposals to acquire Exa, acquiring Exa securities or taking similar actions.

              On July 5, 2017, Exa provided representatives of Dassault Systèmes, Foros and Shearman & Sterling access to the electronic data room in which Exa had posted information related to its business, assets, liabilities, products, research and development projects, personnel, intellectual property, financial forecasts and other data and information.

              On July 6, 2017 and July 7, 2017, certain senior executives of Dassault Systèmes attended in-person management presentations given by certain senior executives of Exa in Boston, Massachusetts.

              On July 14, 2017, Mr. de Tersant sent to Mr. Remondi a revised written non-binding indication of interest to acquire Exa at a purchase price of $20.25 per Share in cash. Along with the written non-binding indication of interest, Mr. de Tersant provided (i) a draft merger agreement for a two-step acquisition involving a tender offer followed by a merger, (ii) a confirmatory due diligence checklist, and (iii) a work flow and timeline schedule.

              On July 17, 2017, representatives of Stifel called representatives of Foros to inform Foros that (i) the Exa Board had determined not to engage with Dassault Systèmes regarding its July 14, 2017 written non-binding indication of interest, (ii) Exa planned to conduct a process in September to solicit indications of interest from parties interested in a transaction with Exa, with final bids likely being due in the middle of September, and (iii) Dassault Systèmes was invited to participate in such process.

              On July 19, 2017, a telephone call between representatives Stifel and Foros took place to discuss the possibility of progressing the due diligence process and begin negotiating the draft merger agreement provided by Dassault Systèmes at the same time as Exa initiated its process.

              On July 24, 2017, representatives of Stifel contacted representatives of Foros to discuss arranging a meeting between the senior members of the research and development teams of Exa and Dassault Systèmes. In addition, representatives of Stifel indicated that Exa, at this stage in process, was unlikely to engage in any negotiations with Dassault Systèmes regarding the draft merger agreement provided on July 14, 2017. That same day, at the request of Dassault Systèmes, an attorney from Shearman & Sterling contacted an attorney at Foley Hoag to inquire about process. Foley Hoag advised Shearman & Sterling that Stifel was running the auction process and that Dassault Systèmes should follow that process and be in touch with Stifel with any questions.

              On July 27, 2017, representatives of Foros called representatives of Stifel to communicate that Dassault Systèmes intended to discontinue conversations with Exa.

              On August 8, 2017, representatives of Stifel sent a letter to representatives of Foros inviting Dassault Systèmes to submit a preliminary non-binding indication of interest to acquire Exa. The letter stated that the deadline for submitting an initial indication of interest was August 18, 2017.

              On August 18, 2017, Dassault Systèmes resubmitted its July 14, 2017 written non-binding indication of interest to acquire Exa at a purchase price of $20.25 per Share.

              On August 25, 2017, representatives of Foros spoke with representatives of Stifel During such call, the representatives of Stifel indicated that the next step in the process would be in-person management meetings in Massachusetts to discuss outstanding due diligence items.

              On September 5 and September 6, 2017, members of the senior management of Dassault Systèmes and Exa participated in management meetings in Boston, Massachusetts during which they discussed Exa's business and certain other due diligence matters relevant to Dassault Systèmes' consideration of an acquisition of Exa.

              On September 12, 2017, representatives of Stifel informed representatives of Foros that (i) Exa was requesting updated indications of interest by September 18, 2017, (ii) a draft merger agreement, which had been prepared by representatives of Foley (the "Draft Merger Agreement"), would be posted to the electronic data room in the next 24 hours and (iii) the Exa Board would meet to review the updated indications of interest on September 19, 2017.

              On September 19, 2017, Dassault Systèmes submitted a revised written non-binding indication of interest to acquire Exa at a purchase price of $21.25 per Share in cash and included (i) a draft exclusivity agreement, (ii) a list of confirmatory due diligence items and (iii) a summary of the material issues raised by the Draft Merger Agreement. During the evening on the same day, representatives of Stifel informed representatives of Foros that another bidder had submitted an indication of interest to acquire Exa with a superior purchase price, as well as a full mark-up of the Draft Merger Agreement.

              During the morning of September 20, 2017, representatives of Foros called representatives of Stifel to inform them that Dassault Systèmes would be submitting a new written non-binding indication of interest. During this telephone call, the representatives of Stifel informed the representatives of Foros that the Exa Board planned to meet during the morning of September 21, 2017 to review the indications of interest submitted by Dassault Systèmes and other bidders. Later that evening, representatives of Foros, on behalf of Dassault Systèmes, delivered to Stifel a further revised written non-binding indication of interest from Dassault Systèmes to acquire Exa at a purchase price of $22.25 per Share in cash, which included (i) a mark-up of the Draft Merger Agreement and (ii) a more tailored list of confirmatory due diligence items.

              On September 21, 2017, representatives of Stifel communicated to representatives of Foros that "best and final" indication of interests to the Exa Board would be due at 1:00 p.m. on September 22, 2017. Representatives of Stifel also provided a draft exclusivity agreement to representatives of Foros. In addition, representatives of Foley informed representatives of Shearman & Sterling of the material issues raised by Dassault Systèmes markup of the Draft Merger Agreement dated September 20, 2017.

              During the morning and early afternoon of September 22, 2017, representatives of Foley and representatives of Shearman & Sterling negotiated the terms of an exclusivity agreement that provided for a 10-day exclusivity period for purposes of Dassault Systèmes reviewing the disclosure schedules and the parties negotiating the final terms of the Draft Merger Agreement. Prior to the bid submission deadline on September 22, 2017, representatives of Foros, on behalf of Dassault Systèmes, delivered to Stifel a final indication of interest to acquire Exa at a purchase price of $24.25 per Share in cash. In its final indication of interest, Dassault Systèmes, among other items, submitted a revised mark-up of the Draft Merger Agreement and the form of exclusivity agreement (the "Exclusivity Agreement"), as negotiated by Foley and Shearman & Sterling that Dassault Systèmes was prepared to enter into following the meeting of the Exa Board.

              Later that day, representatives of Stifel informed representatives of Foros that the Exa Board had elected to move forward exclusively with Dassault Systèmes. Exa and Dassault Systèmes entered into the Exclusivity Agreement on September 22, 2017.

              Between September 22, 2017 and September 27, 2017, representatives of Shearman & Sterling and Foley engaged in discussions and exchanged drafts of the Draft Merger Agreement and disclosure schedules.

              On the evening of September 27, 2017, Parent, Purchaser and Exa entered into the Merger Agreement. Prior to market opening on September 28, 2017, Dassault Systèmes and Exa issued separate press releases describing the proposed transaction.

    Contacts and Transactions with Exa

              As of the date of this Offer to Purchase, we have not entered into any agreement, arrangement or understanding with any members of Exa management regarding employment or consultancy with the Surviving Company. We may seek to retain certain members of the Exa management team following consummation of the Offer and the Merger. As part of these retention efforts, we may enter into employment or consultancy, compensation, retention, severance or other employee or consultant benefit arrangements with Exa executive officers and other key Exa employees; however, there can be no assurance that any parties will reach an agreement. Any such arrangements would be subject to negotiation and discussion, and no terms or conditions have been discussed, agreed upon or finalized. Any such new arrangements would not become effective until the consummation of the Merger. See Section 11—"Purpose of the Offer; Plans for Exa; Other Matters" of this Offer to Purchase.

11.   Purpose of the Offer; Plans for Exa; Other Matters

              (a)            Purpose of the Offer.  The purpose of the Offer and the Merger is to acquire control of, and the entire equity interest in, Exa. The Offer, as the first step in the acquisition of Exa, is intended to facilitate the acquisition of all of the Shares. The purpose of the Merger is to acquire all capital stock of Exa not purchased pursuant to the Offer or otherwise. Parent and Purchaser expect to complete the Merger as soon as practicable after consummation of the Offer pursuant to Section 251(h) of the DGCL without a vote of Exa's stockholders.

              (b)            Plans for Exa.  Except as otherwise provided herein, it is expected that, initially following the Merger, the business and operations of Exa will be continued substantially as they are currently being conducted. Following the Merger, Exa will be a direct wholly owned subsidiary of

Parent and an indirect wholly owned subsidiary of Dassault Systèmes. Dassault Systèmes will continue to evaluate the business and operations of Exa during the pendency of the Offer and after the consummation of the Offer and the Merger and will take such actions as it deems appropriate under the circumstances then existing. Thereafter, Dassault Systèmes intends to review such information as part of a comprehensive review of Exa's business, operations, capitalization and management with a view to optimizing the development of Exa's potential in conjunction with the existing businesses of Dassault Systèmes.

              At the Effective Time, (a) the Amended and Restated Certificate of Incorporation of Exa will be amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Company until thereafter amended as provided therein or in accordance with applicable law and (b) the Amended and Restated Bylaws of Purchaser, as in effect immediately prior to the Effective Time, will become the amended and restated bylaws of the Surviving Company (except references to Purchaser's name will be replaced by references to Exa) until thereafter amended as provided therein or in accordance with applicable law. At the Effective Time, (a) the members of the board of directors of Purchaser immediately prior to the Effective Time will become the initial directors of the Surviving Company and (b) the officers of Purchaser immediately prior to the Effective Time will become the initial officers of the Surviving Company, in each case to hold office until their respective successors have been duly elected and qualified, or their earlier death, resignation or removal.

              We intend to cause the delisting of the Shares by NASDAQ promptly following consummation of the Merger. We intend to seek to cause Exa to terminate registration of the Shares under the Exchange Act as soon after the consummation of the Offer as the requirements for deregistration, including the delisting of the Shares, are met.

              (c)            No Stockholder Approval.  If the Offer is consummated, we will not seek the approval of Exa's remaining public stockholders before effecting the Merger. Section 251(h) of the DGCL provides that, subject to certain statutory requirements, if following consummation of a successful tender offer for a public corporation, the acquirer holds at least the amount of shares of each class of stock of the target corporation that would otherwise be required to approve a merger involving the target corporation, and the other stockholders receive the same consideration for their stock in the merger as was payable in the tender offer, the acquirer can effect a merger without any action by the other stockholders of the target corporation. The parties have agreed that, subject to the conditions specified in the Merger Agreement, the Merger will become effective as soon as practicable after consummation of the Offer, without a stockholder vote or any other action by the stockholders of Exa, in accordance with Section 251 (h) of the DGCL.

              (d)            Appraisal Rights.  Appraisal rights are not available in connection with the Offer, and stockholders of Exa who tender Shares in the Offer will not have appraisal rights in connection with the Merger. If the Merger is consummated, a holder of Shares at the Effective Time who has neither voted in favor of the adoption of the Merger Agreement nor consented to the Merger in writing, and who otherwise complies with the applicable statutory procedures under Section 262 of the DGCL, will be entitled to receive a judicial determination of the fair value of the holder's Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive payment of such judicially determined amount in cash, together with such rate of interest, if any, as the Delaware court may determine for Shares held by such holder. The fair value of the Shares in any appraisal proceeding will be determined in accordance with the DGCL.

              Any such judicial determination of the fair value of the Shares could be based upon considerations other than, or in addition to, the price paid in the Offer and the market value of the Shares. Stockholders of Exa should recognize that the value so determined could be higher or lower than the price per Share paid pursuant to the Offer or the per share price to be paid in the Merger.

              Parent does not intend to object, assuming the proper procedures are followed, to the exercise of appraisal rights by any dissenting stockholder and the demand for appraisal of, and payment in cash for the fair value of, the Shares held immediately prior to the Effective Time by such dissenting stockholder. However, Parent may cause Exa to argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the Shares is less than the price paid in the Offer and the Merger.

              Under Section 262 of the DGCL, where a merger is approved under Section 251(h), either a constituent corporation before the effective date of the merger, or the surviving corporation within ten (10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262 of the DGCL. The Schedule 14D-9 constitutes the formal notice of appraisal rights under Section 262 of the DGCL.

              As described more fully in the Schedule 14D-9, if a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:

•
within the later of the consummation of the Offer and twenty (20) days after the date of mailing of the Schedule 14D-9 (which date of mailing is October 12, 2017), deliver to Exa a written demand for appraisal of Shares held, which demand must reasonably inform Exa of the identity of the stockholder and that the stockholder is demanding appraisal;
•
not tender such stockholder's Shares in the Offer;
•
continuously hold of record such Shares from the date on which the written demand for appraisal is made through the Effective Time; and
•
otherwise comply with the provisions in Section 262 of the DGCL for perfecting appraisal rights thereafter.

              With respect to any demand for appraisal of Shares under Section 262 of the DGCL, Exa has agreed to do the following:

•
Exa will give prompt notice to Parent of any demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by Exa relating to rights to be paid for the fair value of Dissenting Shares (as defined below);
•
Exa has agreed to give Parent the right to participate in all negotiations and proceedings with respect to such demands for appraisal; and
•
Prior to the Effective Time, Exa will not, except with Parent's prior written consent, voluntarily make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of such demands, or agree to do any of the foregoing.

              The foregoing summary of the appraisal rights of stockholders under the DGCL does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any appraisal rights under Delaware law. The proper exercise of appraisal rights requires strict and timely adherence to the applicable provisions of Delaware law which are set forth in their entirety in the Schedule 14D-9 filed by Exa.

              All Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a dissenting stockholder who complies in all respects with the provisions of Section 262 of the DGCL (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, and will instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL.

              If a dissenting stockholder fails to perfect or otherwise waives, withdraws or loses its right to appraisal of its Shares under Section 262 of the DGCL or other applicable law, then the right of that dissenting stockholder to be paid the fair value of such Dissenting Shares will cease and such Dissenting Shares will be deemed to have been converted, as of the Effective Time, into and will be exchangeable solely for the right to receive the Merger Consideration, without interest, upon surrender of such stockholder's Certificates in the manner provided in the Merger Agreement.

              (e)            "Going Private" Transactions.  The SEC has adopted Rule 13e-3 promulgated under the Exchange Act ("Rule 13e-3"), which is applicable to certain "going private" transactions and which may, under certain circumstances, be applicable to the Merger. However, Rule 13e-3 would be inapplicable if (i) the Shares are deregistered under the Exchange Act prior to the Merger or other business combination or (ii) the Merger or other business combination is consummated within one (1) year after the purchase of the Shares pursuant to the Offer and the amount paid per Share in the Merger or other business combination is at least equal to the amount paid per Share in the Offer.

              We believe that Rule 13e-3 will not be applicable to the Merger because it is anticipated that the Merger will be effected within one (1) year following the consummation of the Offer and, in the Merger, the stockholders of Exa will receive the same price per Share as paid in the Offer. If applicable, Rule 13e-3 requires, among other things, that certain financial information concerning the fairness of the proposed transaction and the consideration offered to minority stockholders in the transaction be filed with the SEC and disclosed to stockholders prior to the consummation of the transaction.

12.   Merger Agreement; Other Agreements

              (a)            Merger Agreement.

              The following is a summary of certain provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement itself, which Purchaser has filed as an exhibit to this Schedule TO. Copies of the Merger Agreement and this Schedule TO, and any other filings that Dassault Systèmes, Parent or Purchaser makes with the SEC with respect to the Offer or the Merger, may be obtained in the manner set forth in Section 9—"Certain Information Concerning Dassault Systèmes, Parent and Purchaser" of this Offer to Purchase. Stockholders of Exa and other interested parties should read the Merger Agreement in its entirety for a more complete description of the provisions summarized below.

              The Merger Agreement has been provided solely to inform investors of its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Offer and the Merger, Parent and Exa do not intend for the Merger Agreement to be a source of factual, business or operational information about the companies. The Merger Agreement contains representations and warranties of the parties as of specific dates and may have been used for purposes of allocating risk between the parties rather than establishing matters as facts. Those representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and are qualified in several important respects, which should be considered by stockholders as they read them in the Merger Agreement. The representations and warranties are qualified in their entirety by certain information filed by Exa with the SEC prior to the date of the Merger Agreement, as well as by confidential disclosure schedules that Exa delivered to Parent and Purchaser in connection with the execution of the Merger Agreement, and are qualified by contractual standards of materiality that may differ from what stockholders consider to be material. Information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. For the foregoing reasons, stockholders and other investors should not rely on the representations and warranties contained in the Merger Agreement as accurate statements as of the date of the Merger Agreement or any other date.

              Capitalized terms used in this Section 12(a)—"Merger Agreement" of this Offer to Purchase and not otherwise defined have the respective meanings assigned thereto in the Merger Agreement.

The Offer

              The Merger Agreement provides that, subject to the obligation of Exa to provide certain information and certain other conditions, Purchaser will commence the Offer as promptly as practicable (and in any event on or prior to October 12, 2017) after the execution of the Merger Agreement, and that, subject to the satisfaction of the Minimum Condition and the other conditions that are described in Section 15—"Conditions of the Offer" of this Offer to Purchase, Purchaser will accept for payment and pay for all Shares validly tendered and not properly withdrawn in the Offer as soon as practicable (in compliance with Rule 14e-1(c) promulgated under the Exchange Act) after the Expiration Time. Parent and Purchaser expressly reserve the right to waive (where permitted by applicable law), in their sole discretion, in whole or in part, any of the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase, to increase the Offer Price or to make any other changes in the terms and conditions of the Offer, except that, without the prior written consent of Exa, which consent may be withheld in its sole discretion, or except as otherwise contemplated by the Merger Agreement, neither Parent nor Purchaser will (i) decrease the Offer Price, (ii) change the form of consideration payable in the Offer, (iii) reduce the maximum number of Shares sought to be purchased in the Offer, (iv) amend or waive the Minimum Condition, (v) add any condition to the Offer not set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase, (vi) amend or modify any of the conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase in a manner adverse to the holders of Shares, (vii) waive the Regulatory Approval Condition or the Governmental Authority Condition, (viii) extend the Offer in a manner other than pursuant to and in accordance with the Merger Agreement, (ix) otherwise amend the Offer in any manner materially adverse to the holders of Shares or (x) provide for a "subsequent offering period" (or any extension thereof) in accordance with Rule 14d-11 promulgated under the Exchange Act.

              The Merger Agreement provides that Purchaser:

  •
  will extend the Offer for any period or periods required by applicable law or applicable rules, regulations, interpretations or positions of the SEC or its staff, as well as any of the rules and regulations, including listing standards, of NASDAQ or any other United States national securities exchange registered under the Exchange Act on which the Shares are then traded; and

  •
  unless the Offer is terminated in accordance with the Merger Agreement, Purchaser will extend the Offer for one (1) or more successive periods of ten (10) business days each if at the otherwise-scheduled expiration of the Offer any of the conditions to the Offer other than the Minimum Condition set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase are not satisfied or, where permitted by applicable law, waived by us or Parent in order to permit the satisfaction of such conditions.

              The Merger Agreement further provides that, unless the Offer is terminated in accordance with the Merger Agreement, (i) Purchaser may extend the Offer for one (1) or more successive periods of ten (10) business days each or (ii) Exa may, in its sole discretion, request that Purchaser extend the Offer for up to two (2) periods of ten (10) business days each if at the otherwise-scheduled Expiration Date the Minimum Condition is not satisfied or, where permitted by applicable law, waived by us or Parent, and we are not otherwise obligated to extend the Offer.

              In no event will Purchaser be required to extend the Offer beyond the earlier to occur of (a) the date the Merger Agreement is terminated in accordance with its terms or (b) April 27, 2018. The foregoing paragraphs will not be deemed to impair, limit or otherwise restrict in any manner Parent's rights to terminate the Merger Agreement in accordance with its terms.

              Parent and Purchaser have agreed that they will not terminate or withdraw the Offer prior to any scheduled Expiration Date except if the Merger Agreement has been terminated pursuant to its terms. If the Merger Agreement is terminated pursuant to its terms, then Purchaser is required to not accept any Shares tendered pursuant to the Offer, and to promptly (and in any event within one (1) business day of such termination), irrevocably and unconditionally terminate the Offer. If the Offer is terminated or withdrawn by Purchaser, or the Merger Agreement is terminated pursuant to its terms prior to the purchase of Shares in the Offer, Purchaser will promptly return and will cause any depositary acting on behalf of Purchaser to return, in accordance with applicable law, all tendered Shares to the registered holders thereof.

Closing of the Merger

              Unless the Merger Agreement is terminated prior to such time in accordance with its terms, subject to the provisions of the Merger Agreement and pursuant to the DGCL (including Section 251(h) of the DGCL), the closing of the Merger (the "Merger Closing") will take place as soon as practicable after (and in no event later than the business day following) the Acceptance Time, subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the Merger Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the Merger Closing) or such other date as the parties may mutually agree in writing.

              Concurrently with the Merger Closing, Parent and Exa will cause the certificate of merger or certificate of ownership and merger or other appropriate documents to be filed with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL (if any). Subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL (including Section 251(h) thereof), at the Effective Time, (i) Purchaser will be merged with and into Exa and the separate corporate existence of Purchaser will cease, (ii) Exa will be the surviving corporation in the Merger and will continue to be governed by the DGCL, and (iii) the separate corporate existence of Exa with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger.

Governing Documents, Directors and Officers Following the Merger

              At the Effective Time, (i) the Amended and Restated Certificate of Incorporation of Exa, as amended, as in effect as of the date of the Merger Agreement will be amended and restated in its entirety to read in the form of Exhibit A of the Merger Agreement, and as so amended and restated will be the certificate of incorporation of the Surviving Company, until thereafter amended as provided therein or by applicable law, subject to the limitations of the Merger Agreement and (ii) the Amended and Restated Bylaws of Exa as in effect immediately prior to the Effective Time will be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable law, subject to the limitations of the Merger Agreement.

              The directors of Purchaser immediately prior to the Effective Time will, from and after the Effective Time, be the initial directors of the Surviving Company each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Company. The officers of Purchaser immediately prior to the Effective Time, from and after the Effective Time, will be the initial officers of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Company.

Merger Without Meeting of Stockholders

              The Merger will be governed by and effected under Section 251(h) of the DGCL, without a vote of the stockholders of Exa. The parties agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable following the consummation (within the meaning of Section 251(h) of the DGCL) of the Offer, without a meeting of the stockholders of Exa in accordance with Section 251(h) of the DGCL.

Merger Consideration to Exa Stockholders

              At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with the Merger Agreement or, as described below, Dissenting Shares (collectively, the "Excluded Shares")) will be canceled and automatically converted into the right to receive the Merger Consideration, payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law. Each Share held in the treasury of Exa or owned by any direct or indirect wholly owned subsidiary of Exa (if any) and each Share owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time will automatically be canceled without any conversion thereof and no payment or distribution will be made with respect thereto. Until surrendered in accordance with the Merger Agreement, each Certificate and uncertificated Shares represented by book-entry form ("Book-Entry Shares") will be deemed at all times after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration to which the holder thereof is entitled pursuant to the Merger Agreement. No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares in accordance with the Merger Agreement.

Treatment of Exa Options

              At the Effective Time, each outstanding option (each, an "Exa Option") to purchase Shares granted under Exa's 1999 Series G Convertible Preferred Nonqualified Stock Option Plan, the 2005 Series G Convertible Preferred Stock Incentive Plan, the 2007 Stock Incentive Plan, the 2011 Employee Stock Purchase Plan, the 2011 Stock Incentive Plan, and the 2017 Stock Incentive Plan (collectively, the "Company Stock Plans") that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested or exercisable, will become fully vested and exercisable immediately prior to the Effective Time. Each Exa Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the Merger Consideration will be canceled effective as of the Effective Time and converted into the right to receive, within five (5) business days following the Merger Closing, an amount in cash, without interest, equal to the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Exa Option and (ii) the aggregate number of Shares issuable upon exercise of such Exa Option. All payments made in connection with the Exa Options will be subject to all applicable federal, state and local tax withholding requirements. Each Exa Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is greater than the Merger Consideration will be canceled effective as of the Effective Time without the payment of consideration and have no further force or effect.

Treatment of Exa Restricted Stock Units

              Each restricted stock unit (each, an "Exa RSU") that is subject to an Exa RSU award granted under a Company Stock Plan and outstanding as of immediately prior to the Effective Time will become fully vested as of the Effective Time. Each Exa RSU that is outstanding as of the Effective Time will be canceled effective as of the Effective Time and converted into the right to receive, within five (5) business days following the Merger Closing, an amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares subject to such Exa RSU. All payments made in connection with the Exa RSUs will be subject to all applicable federal, state and local tax withholding requirements.

Appraisal Rights

              Each Share outstanding immediately prior to the Effective Time and held of record or beneficially by a person who has not voted in favor of approval and adoption of this Agreement and who is entitled to demand and properly exercises appraisal rights with respect to such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL, shall not be converted into or represent the right to receive the Merger Consideration for such Shares but instead shall be entitled to payment of the fair value of such Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to dissent under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Shares shall cease and such Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, without interest thereon.

              The foregoing summary of Section 262 of the DGCL does not purport to be complete and is qualified in its entirety by reference to Section 262 of the DGCL. Failure to follow the steps that Section 262 of the DGCL requires for perfecting appraisal rights may result in the loss of those rights.

              Exa will provide prompt notice to Parent of any demands and any other instruments served pursuant to applicable law that are received by Exa for appraisal rights with respect to any Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Exa shall not, without the prior written consent of Purchaser, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Exchange of Exa Stock Certificates Following the Merger

              Prior to the Effective Time, Parent will appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by Exa to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration.

              At or prior to the Effective Time, Parent will deposit, or will cause the Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares), for payment through the Paying Agent, an amount in cash sufficient to pay the aggregate Merger Consideration.

              Promptly after the Effective Time, Parent will cause the Paying Agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of Shares (other than the Excluded Shares) entitled to receive the Merger Consideration, a Letter of Transmittal and instructions for use in effecting the surrender of those Certificates and Book-Entry Shares in exchange for the Merger Consideration.

              Upon surrender of a duly executed Letter of Transmittal and a Certificate representing Shares to the Paying Agent or receipt by the Paying Agent of an "agent's message" in the case of Book-Entry Shares and, in each case, such other documents as may customarily be required by the Paying Agent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration into which the Shares represented by such Certificate or Book-Entry Share have been converted pursuant to the Merger Agreement.

              As of the one (1)-year anniversary of the Effective Time, the Surviving Company will be entitled to require the Paying Agent to deliver to the Surviving Company any portion of the consideration deposited with the Paying Agent that has not been transferred to the holders of Shares and any holder of Shares (other than the Excluded Shares) who has not theretofore surrendered such Certificates or Book-Entry Shares in compliance with the Merger Agreement will only look to Parent or the Surviving Company for, and Parent and the Surviving Company will remain liable for, subject to abandoned property, escheat or other similar laws, satisfaction of any claims for payment of the Merger Consideration.

Representations and Warranties

              The Merger Agreement contains representations and warranties made by Exa, on the one hand, and Parent and Purchaser, on the other hand, that are qualified in several important respects, which should be considered by stockholders as they read them in the Merger Agreement. Certain representations and warranties made by Exa are qualified by certain information of Exa filed with the SEC by Exa before the date of the Merger Agreement. In addition, the representations, warranties and certain covenants of Exa are qualified by confidential disclosure schedules that Exa prepared and delivered to Parent and Purchaser in connection with the execution and delivery of the Merger Agreement. In addition, certain of the representations and warranties made by Exa, on the one hand, and Parent and Purchaser, on the other hand, were made as of a specified date, and certain of the representations and warranties may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. Moreover, certain of the representations, warranties and covenants of the parties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

              The representations and warranties made by Exa relate to the following subject matters, among other things:

  •
  corporate organization and similar corporate matters, including qualification to do business under applicable laws, corporate standing and corporate power of each of Exa and its subsidiaries;

  •
  Exa subsidiaries;

  •
  organizational documents of Exa and its subsidiaries;

  •
  capital structure and equity securities of Exa;

  •
  authority of Exa to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and due execution and delivery of the Merger Agreement;

  •
  absence of violations of applicable laws, organizational documents and contracts as a result of the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

  •
  required consents, approvals and filings as a result of the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

  •
  compliance with applicable laws;

  •
  timely filing of required SEC filings, compliance of SEC filings with applicable law, accuracy and completeness of SEC filings and absence of certain SEC inquiries or investigations;

  •
  preparation of financial statements in accordance with GAAP and maintenance of a system of internal controls over financial reporting and disclosure controls;

  •
  absence of certain undisclosed liabilities, off-balance sheet arrangements and loans;

  •
  absence of certain changes and events since January 31, 2017;

  •
  absence of material litigation;

  •
  employee benefit plans;

  •
  certain labor and employment matters;

  •
  owned and leased real property and ownership of tangible and intangible assets;

  •
  certain tax matters;

  •
  material contracts;

  •
  certain principal customers and suppliers;

  •
  certain insurance matters;

  •
  environmental matters;

  •
  intellectual property;

  •
  compliance with anti-corruption laws;

  •
  absence of certain affiliate transactions;

  •
  accuracy of the information included in this Offer to Purchase and the Solicitation/Recommendation Statement filed on Schedule 14D-9;

  •
  approval of the Merger Agreement and the transactions contemplated thereby by the Exa Board;

  •
  exemption from the takeover laws of Delaware, including Section 203 of the DGCL;

  •
  actions in accordance with Rule 14d-10(d) of the Exchange Act;

  •
  opinion of Stifel to the Exa Board with respect to the fairness, from a financial point of view, to holders of Shares of the Offer Price and the Merger Consideration; and

  •
  brokers.

              The representations and warranties made by Parent and Purchaser relate to the following subject matters, among other things:

  •
  corporate organization and similar corporate matters, including qualification to do business under applicable law, corporate standing and corporate power of Parent and Purchaser;

  •
  authority of Parent and Purchaser to enter into the Merger Agreement and the transactions contemplated thereby, and due execution and delivery of the Merger Agreement;

  •
  absence of any conflict with Parent and Parent's subsidiaries' (including Purchaser's) organizational or governing documents or violations of laws;

  •
  required consents and approvals and filings as a result of the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

  •
  no ownership of Exa Common Stock;

  •
  ownership and operation of Purchaser;

  •
  absence of litigation related to the transactions contemplated by the Merger Agreement;

  •
  sufficiency of funds to consummate the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

  •
  accuracy of the information included in this Offer to Purchase or supplied by Parent or Purchaser for inclusion in the Solicitation/Recommendation Statement filed on Schedule 14D-9; and

  •
  brokers.

              Under the Merger Agreement, Exa, Parent and Purchaser agreed that except for the representations and warranties expressly contained in the Merger Agreement, no party makes any other representation or warranty.

              The representations and warranties of Exa, Parent and Purchaser contained in the Merger Agreement will terminate and expire at the Effective Time.

Material Adverse Effect

              Several of the representations, warranties and closing conditions contained in the Merger Agreement refer to the concept of a "Company Material Adverse Effect" or a "Parent Material Adverse Effect."

              For purposes of the Merger Agreement, a "Company Material Adverse Effect" with respect to Exa will be deemed to occur if any event, circumstance, change, condition, occurrence or effect, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of Exa and its subsidiaries, taken as a whole, or (b) has a material adverse effect on, or prevents or materially delays, the ability of Exa to consummate the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, in the case of clause (a) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect:

  •
  any event, circumstance, change, condition, occurrence or effect resulting from or relating to (provided that the exceptions set forth in the first, second, third, fourth and fifth bullet points below shall apply only to the extent that such event, circumstance, change, condition, occurrence or effect does not have a disproportionate impact on Exa and its subsidiaries, taken as a whole, compared to other companies that operate in the industries in which Exa and its subsidiaries operate):

  o
  a change in general economic, political, regulatory, business, economic, financial, credit or capital market conditions, including interest or exchange rates;

  o
  a change in the general conditions in the industries in which Exa and its subsidiaries operate;

  o
  any change or proposed change in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof) or required by any change or proposed change in applicable law after the date of the Merger Agreement;

  o
  any adoption, implementation, promulgation, repeal or modification, or any proposal with respect thereto, of any applicable law after the date of the Merger Agreement;

  o
  any outbreak, escalation or acts of terrorism, insurrection, armed hostility or war;

  o
  the announcement of the execution of the Merger Agreement or the pendency of the transactions contemplated thereby (provided that the exceptions in this bullet point shall not apply to any representations or warranties relating to Exa's required consents and filings pursuant to the Merger Agreement, unless otherwise disclosed in the confidential disclosure schedules delivered by Exa to Parent and Purchaser in connection with the Merger Agreement), including any loss or adverse change in the relationship of Exa or its subsidiaries with their respective employees, customers or suppliers related thereto;

  o
  any Action (as defined below) made or brought by any holder of Shares (on the holder's own behalf or on behalf of Exa) arising out of or related to the Merger Agreement or the transactions contemplated thereby;

  o
  compliance with the express terms of, the taking of any action expressly required by, or the forbearance from taking any action expressly prohibited by the Merger Agreement (excluding the requirement that Exa operate in the ordinary course of business) or the taking of any action consented to or requested in writing by Parent prior to the taking of such action;

  o
  the matters set forth in the forms, reports, statements, schedules and other documents required to be filed by Exa with the SEC since January 31, 2015 or otherwise disclosed in the confidential disclosure schedules delivered by Exa to Parent and Purchaser in connection with the Merger Agreement; or

  •
  any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period, any changes in credit ratings or analysts' recommendations or ratings with respect to Exa or the Shares, or a decline in the price or trading volume of the Shares (provided that, except as otherwise provided in the definition of Company Material Adverse Effect, the underlying causes of such failure, change or decline may be considered in determining whether there is a Company Material Adverse Effect).

              For purposes of the Merger Agreement, a "Parent Material Adverse Effect" with respect to each of Parent or Purchaser means any event, circumstance, condition, occurrence or effect that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, has a material adverse effect on, or prevents or materially delays, the ability of Parent or Purchaser to consummate the transactions contemplated by the Merger Agreement.

Conduct of Business by Exa Pending the Merger

              Exa has agreed to certain restrictions relating to the conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms. During such time:

  •
  except as (i) permitted or contemplated by the Merger Agreement, (ii) as set forth in the confidential disclosure schedule delivered by Exa to Parent and Purchaser in connection with the Merger Agreement, (iii) required by applicable law or the rules or regulations of NASDAQ, or (iv) undertaken with the prior written consent of Parent (which may not be unreasonably withheld, conditioned or delayed), Exa will, and will cause its subsidiaries to, conduct the businesses of Exa and its subsidiaries in the ordinary course of business, consistent with past practice, and, to the extent consistent therewith, use reasonable best efforts to preserve substantially intact the business organization and material relationships of Exa and its subsidiaries, and keep available the services of its executive officers and key employees on commercially reasonable terms; and

  •
  without limiting the generality of the foregoing, except as (i) permitted or contemplated by the Merger Agreement, (ii) as set forth in the confidential disclosure schedule delivered by Exa to Parent and Purchaser in connection with the Merger Agreement, or (iii) required by applicable law, neither Exa nor any of its subsidiaries will, without the prior written consent of Parent (which consent, in the case of the eighth, eleventh, fourteenth and seventeenth bullet points below (but, in the case of the seventeenth bullet point below, only to the extent such consent relates to matters described in the eighth, eleventh and fourteenth bullet points below), shall not be unreasonably withheld, conditioned or delayed):

  o
  amend Exa's organizational documents, or amend in a manner materially adverse to Exa, any certificate of incorporation or bylaws, or other comparable charter or organizational documents, of Exa's subsidiaries;

  o
  issue, sell, dispose of or encumber, or authorize such issuance, sale, disposition or encumbrance of, any equity interests of Exa or any of its subsidiaries, subject to certain exceptions;

  o
  declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of their share capital or other equity interests, subject to certain exceptions, or enter into any contract with respect to the voting or registration of their share capital or other equity interests;

  o
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of their share capital or other equity interests, subject to certain exceptions;

    o
    sell, transfer, lease, sublease, license, sublicense, mortgage, pledge, encumber, allow to lapse, incur any lien on (other than a permitted lien), or otherwise dispose of, or authorize any of the foregoing with respect to, any of their material properties, assets, licenses, operations, rights, businesses or interests therein (including intellectual property), subject to certain exceptions;

    o
    acquire (including by merger, consolidation, acquisition of stock or assets, or any other business combination) any person or other business organization (or any division thereof);

    o
    except for intercompany loans between Exa and any of its subsidiaries or between any Exa subsidiaries, (i) repurchase, prepay or incur any indebtedness for borrowed money, (ii) issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of Exa or any of its subsidiaries, (iii) make any loans, advances or capital contributions to, or investments in, any other person, (iv) enter into any "keep well" or other contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (v) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than Exa or any of its subsidiaries);

    o
    enter into, amend in a material manner, waive, renew (other than in the ordinary course of business) or terminate any material contract (or any other contract that would be deemed a material contract if it had been entered into prior to the date of the Merger Agreement);

    o
    make capital expenditures in excess of $2,000,000 in any calendar month, or $6,000,000 in the aggregate during the time from and after the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, for Exa and its subsidiaries, taken as a whole, other than in the ordinary course of business;

    o
    except as required by applicable law or under existing employment or other compensation agreements or arrangements, or to comply with any Company Stock Plan or any program or policy of Exa, in each case in effect as of the date of the Merger Agreement, (i) increase the compensation payable or to become payable to service providers of Exa, (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former service provider of Exa, (iii) establish, adopt, enter into, terminate or amend any Company Stock Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefits plan if it were in existence as of the date of the Merger Agreement, for the benefit of any service provider of Exa, (iv) loan or advance any money or other property to any current or former service provider of Exa, (v) establish, adopt, enter into or amend any collective bargaining agreement or labor union contract, (vi) with respect to any service provider of Exa whose annual base salary is in excess of $150,000, terminate such service provider, except for any termination for cause, or (vii) without providing prior notice to, and consulting on a good faith basis with, Parent, hire new service providers and promote non-executive service providers, except for any promotion or hiring of an individual with an annual base salary not in excess of $150,000;

    o
    settle any lawsuit, litigation, suit, audit, claim, complaint, demand, summons, cease and desist letter, subpoena, injunction, action, proceeding, arbitration, notice of violation or investigation (an "Action"), other than settlements involving not more than $200,000 in monetary damages individually (net of insurance proceeds) or waive, release or assign any claims or rights of material value;

    o
    exercise discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any equity or equity-based awards as a result of the Merger;

    o
    change its financial accounting policies or procedures in effect as of January 31, 2017, other than as required by applicable law or GAAP, or write up, write down or write off the book value of any material assets of Exa or any of its subsidiaries, other than in the ordinary course of business or as may be required by applicable law or GAAP;

    o
    (i) make or rescind any material tax election or change any material method of tax accounting, (ii) settle or compromise any material tax liability, (iii) amend any material tax return, (iv) enter into any closing agreement with respect to any tax, or (v) waive or extend the statute of limitations with respect to the assessment or determination of taxes;

    o
    merge or consolidate Exa or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Exa or any of its subsidiaries;

    o
    prior to the date that is seventy-five (75) days following the date of the Merger Agreement, take any action described in the confidential disclosure schedule delivered by Exa to Parent and Purchaser in connection with the Merger Agreement (it being understood that, following such time, notwithstanding anything to the contrary in the Merger Agreement, Exa or any of its subsidiaries is permitted to take any action described in the confidential disclosure schedule delivered by Exa to Parent and Purchaser in connection with the Merger Agreement without Parent's prior written consent); or

    o
    authorize, commit or agree to take any of the foregoing actions.

Third-Party Acquisition Proposals

              Exa will, and will cause its subsidiaries to, and will instruct (and use its reasonable best efforts to cause) any representative of Exa and its subsidiaries to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal (as defined below), or any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, and will request the prompt return or destruction of all confidential information previously furnished to any person in connection therewith in accordance with the terms of the applicable confidentiality agreement and immediately terminate all physical and electronic data room access previously granted to any such person, its affiliates or its subsidiaries' representatives. Exa will not, and will cause each of its subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its subsidiaries is a party, and Exa will, and will cause its subsidiaries to, enforce the provisions of any such agreement; provided, however, that Exa may grant a waiver of, and shall not be obligated to enforce, any such provision (y) to the extent required to permit a party to submit an Acquisition Proposal and (z) if the Exa Board (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver could reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

              Subject to the exceptions described below, Exa has agreed that during the period from the date of the Merger Agreement and the earlier of the Acceptance Time and the termination of the Merger Agreement in accordance with its terms, it will not, and will cause each of its subsidiaries and any of the officers, directors or employees of it or any of its subsidiaries not to, and will instruct (and use its reasonable best efforts to cause) any other representative of Exa and its subsidiaries not to, directly or indirectly:

  •
  solicit, initiate, facilitate or encourage any inquiries or the submission of any Acquisition Proposal or any inquiry or proposal that would be reasonably expected to lead to an Acquisition Proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations with any person regarding any Acquisition Proposal, other than for the sole purpose of informing such person of the existence of the restriction regarding third-party proposals contained in the Merger Agreement;

  •
  furnish to any person any non-public information in connection with, or for the purpose of initiating, facilitating or encouraging, any inquiries, proposals or offers that constitute, or could be reasonably expected to lead to, an Acquisition Proposal;

  •
  otherwise initiate, facilitate or encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal; or

  •
  execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement (other than an Acceptable Confidentiality Agreement (as defined below) entered into in accordance with the terms of the Merger Agreement) regarding, or that is intended to result in, or would reasonably be expected to lead to, any Acquisition Proposal (any of the foregoing, an "Acquisition Agreement").

              An "Acquisition Proposal" means any oral or written proposal or offer for a transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) involving: (i) the purchase or other acquisition by any person or "group" (as defined pursuant to the Exchange Act), directly or indirectly, of more than 20% of the outstanding Shares, or any tender offer or exchange offer by any person or "group" (as defined pursuant to the Exchange Act) that, if consummated in accordance with its terms, would result in such person or "group" beneficially owning, directly or indirectly, more than 20% of the outstanding Shares, (ii) a merger, consolidation, joint venture, business combination, share exchange, recapitalization, or other similar transaction involving Exa pursuant to which any person or group (or the stockholders of any person or group) would beneficially own, directly or indirectly, 20% or more of the outstanding Exa Common Stock or 20% or more of the voting power of the surviving entity in a merger involving Exa or the resulting direct or indirect parent of Exa or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power), (iii) a sale, transfer, acquisition or disposition, directly or indirectly, of more than 20% of the consolidated assets of Exa and its subsidiaries, taken as a whole (whether based on the fair market value, revenue generation or net income), including in any such case through the acquisition of one or more of its subsidiaries owning such assets, or (iv) a liquidation, dissolution or other winding up of Exa and its subsidiaries, taken as a whole.

              An "Acceptable Confidentiality Agreement" means a customary confidentiality agreement containing terms not materially less restrictive, in the aggregate, to the counterparty thereto than the terms of the confidentiality agreement entered into by Dassault Systèmes and Exa on July 1, 2017 (the

"Confidentiality Agreement"), provided, however, that such confidentiality agreement (i) shall include a "standstill" restriction that is similar in scope to the "standstill" restrictions in the Confidentiality Agreement, without application of any "fall-away" provisions contained therein, but such restrictions need not prohibit the making of any confidential Acquisition Proposal to Exa or the Exa Board (or any committee thereof) and (ii) shall not provide for an exclusive right to negotiate with Exa and shall not restrict Exa from complying with any term or condition of the Merger Agreement, including the requirement to provide information to Parent (as described below). Notwithstanding the foregoing, a person who has previously entered into a confidentiality agreement with Exa relating to a potential acquisition of, or business combination with, Exa shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes of the Merger Agreement.

              However, notwithstanding the foregoing paragraphs, Exa may grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential Acquisition Proposal to be made to Exa or the Exa Board (or any committee thereof) so long as (x) the Exa Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver could reasonably be expected to be inconsistent with its fiduciary duties under applicable law and (y) Exa promptly notifies Parent of any such waiver, amendment or release. Additionally, prior to the Acceptance Time, in response to a bona fide written Acquisition Proposal, which Acquisition Proposal was not solicited by Exa and did not result from a breach (or deemed breach) of Exa's responsibilities set forth in the foregoing paragraphs, Exa may furnish information with respect to Exa to the person making such Acquisition Proposal and its representatives pursuant to an Acceptable Confidentiality Agreement (provided that any such information that is provided or made available to the person making such Acquisition Proposal shall, to the extent not previously provided to Parent, be provided or made available to Parent prior to or substantially concurrently with such information being provided to such person making such Acquisition Proposal) and participate in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal, subject to:

  •
  the Exa Board (i) determining in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal (as defined below) and (ii) determining in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law;

  •
  Exa providing written notice to Parent of the determination referenced in the immediately preceding bullet point; and

  •
  Exa (i) receiving from such person an executed Acceptable Confidentiality Agreement and (ii) delivering to Parent a copy of such executed Acceptable Confidentiality Agreement promptly following its execution.

              A "Superior Proposal" means any bona fide written Acquisition Proposal made by any person or group (other than Parent or Purchaser) after the date of the Merger Agreement, which Acquisition Proposal did not result in any material respect from a breach (or deemed breach) of Exa's responsibilities set forth in the foregoing paragraphs, that (i) would result in such person or group (or in the case of a direct merger between such person and Exa, the stockholders of such person) acquiring, directly or indirectly, 50% or more of the outstanding Exa Common Stock or all or substantially all of the assets of Exa and its subsidiaries taken as a whole, (ii) is on terms that the Exa Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable to Exa's stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (taking into account any proposed amendment or modification proposed by Parent in accordance with the terms of the Merger Agreement), and (iii) the Exa Board determines (after consultation with its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms in a reasonable period of time, taking into account all financial, regulatory, legal and other aspects (including certainty of closing and certainty of financing) of such proposal.

              Exa will promptly (and in any event within 24 hours):

  •
  provide Parent written notice of (i) the receipt of any Acquisition Proposal or (ii) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, Exa, any of its subsidiaries or any representative of Exa or its subsidiaries concerning an Acquisition Proposal;

  •
  disclose to Parent the identity of such person making, and an unredacted copy of, any such Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal or any such inquiry, offer, proposal or request;

  •
  provide Parent (and its outside counsel) with copies of versions of definitive or other agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the person making such Acquisition Proposal) relating to such Acquisition Proposal, in each case exchanged between Exa, on the one hand, and the person making such Acquisition Proposal or any of its representatives, on the other hand.

              Exa will promptly (and in any event within 24 hours) following a determination by the Exa Board (or any committee thereof) that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

Board Recommendation Change and Written Notice of Adverse Recommendation Change

              Except as described below, neither Exa nor the Exa Board (or any committee thereof), will, and neither will publicly propose to, (i) withhold, withdraw or modify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation (as defined below), (ii) approve or recommend any Acquisition Proposal, (iii) enter into any Acquisition Agreement, or (iv) refrain from recommending against (and reaffirming the Company Board Recommendation) any Acquisition Proposal that is a tender offer or exchange offer within ten (10) business days after the commencement thereof. Any such action, other than that set forth in the preceding clause (iii), is an "Adverse Recommendation Change."

              The "Company Board Recommendation" means the Exa Board's unanimous (i) determination that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Exa and its stockholders, (ii) declaration that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger are advisable, (iii) approval of the execution, delivery and performance by Exa of the Merger Agreement and the consummation of the transactions contemplated thereby, (iv) resolution that the Merger will be effected under Section 251(h) of the DGCL, and (v) subject to the other terms and conditions of the Merger Agreement, resolution to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser in the Offer.

              However, prior to the Acceptance Time, and so long as Exa is not in breach (or deemed breach) of the terms of the Merger Agreement, the Exa Board may effect an Adverse Recommendation Change (and in respect of the immediately following clause (x), cause Exa to terminate the Merger Agreement by written notice to Parent of such termination (so long as, prior to, and as a condition to the effectiveness of, such termination, Exa pays to Parent the Company Termination Fee)), if:

  •
  (x) Exa receives an unsolicited, written Acquisition Proposal that the Exa Board determines in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law; provided that:

  o
  prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal, (i) Exa has notified Parent in writing that it intends to effect an Adverse Recommendation Change, (ii) Exa has provided Parent a copy of all proposed definitive agreements (including all financing documents, if applicable) with respect to such Superior Proposal and all of the information that is specified in accordance with the foregoing paragraphs with respect to such Superior Proposal, (iii) if requested to do so by Parent, for a period of five (5)-calendar days following delivery of such notice, Exa will have discussed and negotiated in good faith, and will have made its or its subsidiaries' representatives available to discuss and negotiate in good faith, with Parent and its or its subsidiaries' representatives any bona fide proposed modifications to the terms and conditions of the Merger Agreement, and (iv) no earlier than the end of such five (5)-calendar day period, the Exa Board (after consultation with its outside legal counsel and financial advisor) will have determined in good faith, after considering the terms of any proposed amendment or modification to the Merger Agreement proposed by Parent during such five (5)-calendar day period, that such Superior Proposal still constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change in connection therewith would be inconsistent with its fiduciary duties under applicable law; and

  ▪
  any change to the financial or other material terms of such Superior Proposal will require Exa to provide a new notice to Parent in the same manner as described in the immediately preceding bullet point and require Exa to again comply with the requirements set forth in the immediately preceding bullet point; except that with respect to any such new notice or subsequent notices, references to a "five (5)-calendar day period" will be deemed references to a "three (3)-calendar day period."

  •
  (y) an Intervening Event (as defined below) occurs and as a result thereof the Exa Board determines in good faith (after consultation with its outside legal counsel) that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law; provided that:

  o
  prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (i) Exa has notified Parent in writing that it intends to effect such an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change, (ii) if requested to do so by Parent, for a period of five (5) calendar days following delivery of such notice, Exa will have discussed and negotiated in good faith, and will have made its or its subsidiaries' representatives available to discuss and negotiate in good faith, with Parent and its or its subsidiaries' representatives any bona fide proposed modifications to the terms and conditions of the Merger Agreement, and (iii) no earlier than the end of such five (5)-calendar day period, the Exa Board will have determined in good faith, after considering the terms of any proposed amendment or modification to the Merger Agreement proposed by Parent during such five (5)-calendar day period and after consultation with its outside legal counsel, that the failure to effect an Adverse Recommendation Change would still be inconsistent with the Exa Board's fiduciary duties under applicable law.

              An "Intervening Event" means any material event, circumstance, change, effect, development or condition (other than an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal) that was not known or reasonably foreseeable by the Exa Board as of the date of the Merger Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Exa Board as of the date of the Merger Agreement).

              Nothing contained in the Merger Agreement will prevent Exa or the Exa Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to holders of Shares if the Exa Board determines (after consultation with its outside legal counsel) that its failure to disclose would be inconsistent with its fiduciary duties under applicable law; provided that, in each case, any Adverse Recommendation Change may only be made in accordance with the foregoing paragraphs.

              If any representative of Exa or any subsidiary of Exa takes any action, on behalf of Exa, which, if taken by Exa, would constitute a material breach of the no-solicitation provisions of the Merger Agreement described in this subsection, and Exa does not take reasonable action to seek to cure such breach within two (2) business days of the earlier of the date on which Exa receives written notice from Parent or Purchaser of such breach and the date on which Exa's senior management team obtains knowledge of such breach, then Exa will be deemed to have breached the no-solicitation provisions of the Merger Agreement described in this subsection.

Indemnification

              From and after the Effective Time, the Surviving Company and its subsidiaries will, and Parent will cause the Surviving Company to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of Exa and its subsidiaries under any and all indemnification agreements between Exa or any of its subsidiaries and any of their respective present or former directors and officers (collectively, the "Indemnified Parties"). The certificate of incorporation and bylaws of the Surviving Company will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Amended and Restated Certificate of Incorporation of Exa as in effect as of the date of the Merger Agreement or the Amended and Restated Bylaws of Exa as in effect as of the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would affect adversely in any material respect the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of Exa or any of its subsidiaries.

              In addition, for a period of six (6) years after the Effective Time, the Surviving Company will to the fullest extent permitted under applicable law indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as a director or officer of Exa or any of its subsidiaries occurring on or before the Effective Time.

              For a period of six (6) years after the Effective Time, Parent will cause the Surviving Company to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Exa's directors' and officers' liability insurance policy (a true and complete copy of which has been previously made available to Parent) with coverage in amount and scope at least as favorable, in the aggregate, to such persons as the coverage under Exa's existing directors' and officers' liability insurance policy; provided that (a) Parent or the Surviving Company will not be required to expend in connection therewith more than an amount per year equal to 250% of current annual premiums paid by Exa for such coverage and (b) if the annual premium of such insurance coverage exceeds such amount, Parent will cause the Surviving Company to obtain a policy with the greatest coverage available for a cost not exceeding such amount. At Parent's option, Parent may purchase prior to the Effective Time a six (6)-year prepaid "tail policy" covering those persons who are currently covered by Exa's directors' and officers' liability insurance policy, in which case Parent and the Surviving Company will be relieved of their obligations pursuant to the immediately preceding sentence; provided, that if a prepaid policy has been obtained prior to the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) maintain such policy in full force and effect for its full term, and continue to honor the obligations thereunder.

Regulatory Approvals

              Each of Parent, Purchaser and Exa will, and will cause each of its subsidiaries to:

  •
  use its reasonable best efforts (subject to compliance with applicable law) to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, including:

  o
  using reasonable best efforts to obtain from any governmental authority or any other third-party any authorizations, consents, orders, approvals, licenses, permits or waivers required to be obtained or made by any of Parent, Purchaser and Exa or any of their respective subsidiaries in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, as promptly as practicable following the date of the Merger Agreement;

  o
  making all necessary filings, and thereafter making any other required submissions, with respect to the Merger Agreement and the transactions contemplated thereby required under (i) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (ii) the HSR Act and any related governmental request thereunder, and (iii) any other applicable law;

  o
  executing or delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement; and

  o
  cooperating with the other parties in connection with the making of all such filings and using their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law;

  •
  promptly, but in no event later than ten (10) business days following the date of the Merger Agreement, file any and all notices, reports and other documents pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement;

  •
  promptly make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable antitrust law (to the extent required);

  •
  as promptly as reasonably practicable provide such information as may be requested by the U.S. Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC") under the HSR Act or by any other governmental authority in connection with the transactions contemplated by the Merger Agreement, as well as any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period;

  •
  promptly take, and cause its affiliates to take, all reasonable actions and steps requested or required by any governmental authority as a condition to granting any consent, permit, authorization, waiver, clearance and approvals, and to cause the prompt expiration or termination of any applicable waiting period and to resolve such objections, if any, as the FTC and the DOJ, or other governmental authorities of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the transactions contemplated by the Merger Agreement; provided that Parent, Purchaser, any of their respective affiliates, Exa and its subsidiaries will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on Parent, Purchaser, any of their respective affiliates, Exa or its subsidiaries, only in the event the closing of the Merger occurs;

  •
  give the other parties prompt notice of the making or commencement of any request, inquiry or Action by any governmental authority with respect to the transactions contemplated by the Merger Agreement;

  •
  keep the other parties reasonably informed as to the status of any such request, inquiry or Action;

  •
  promptly inform the other parties of any communication to or from the FTC, DOJ or any other governmental authority to the extent regarding the transactions contemplated by the Merger Agreement, or regarding any such request, inquiry or Action; and provide a copy of all written communications, correspondence, filings or communications between them or any of their representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the Merger Agreement and the transactions contemplated thereby; and

  •
  pull and re-file any notice under the HSR Act only if the other parties agree.

              None of the parties will agree to participate in any substantive meeting, telephone call or discussion with any governmental authority in respect of any submissions, filings, investigation (including any settlement of the investigation), Action or other inquiry relating to the transactions contemplated by the Merger Agreement unless it consults with the other parties in advance and, to the extent permitted by such governmental authority, gives the other parties the opportunity to attend and participate at such meeting, telephone call or discussion.

              Subject to applicable law, in advance and to the extent practicable, each of Parent or Exa, as the case may be, will consult the other on all the information relating to Parent or Exa, as the case may be, and any of their respective subsidiaries that appear in any filing made with, or written materials submitted to, any third-party and/or any governmental authority in connection with the transactions contemplated by the Merger Agreement.

              Parent, after prior consultation with Exa (to the extent practicable), will have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust, competition or investment review clearances, and will take the lead in all meetings and communications with any governmental authority in connection with obtaining any necessary antitrust, competition or investment review clearances.

              Neither Parent nor Purchaser will, nor will they permit their respective subsidiaries and affiliates to, acquire or agree to acquire any rights, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, would reasonably be expected to materially delay or materially and adversely affect Parent's or Purchaser's ability to: (i) obtain the timely expiration or termination of the waiting period under the HSR Act or (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement.

Stockholder Litigation

              Exa has agreed to promptly advise Parent in writing of any stockholder litigation against Exa and/or its directors or executive officers relating to the transactions contemplated by the Merger Agreement and will, on an ongoing basis, keep Parent reasonably informed regarding and provide Parent with the opportunity to participate in the defense or settlement of any such stockholder litigation; provided that Exa shall control such defense; provided, however, that no settlement of any such litigation will be agreed to without Parent's consent.

Other Covenants and Agreements

              The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

  •
  cooperation between Parent and Exa in the preparation of the Offer, of which this Schedule TO forms a part, the Schedule 14D-9 and other required filings;

  •
  subject to certain limitations, reasonable access to information about Exa to be made available upon Parent's request;

  •
  consultation between Exa and Parent prior to making any public statements relating to the Merger Agreement and the transactions contemplated thereby; and

  •
  promptly notifying the other party of the occurrence of an event that would or would be reasonably likely to (i) result in a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, (ii) prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement or (iii) result in the failure of any condition set forth in the Merger Agreement and described in "Conditions to the Completion of the Merger" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase to be satisfied by April 27, 2018 or receipt of any notice or other communication from any governmental authority or any securities market in connection with the transactions contemplated by the Merger Agreement.

Conditions to the Completion of the Merger

              The completion of the transactions contemplated by the Merger Agreement depends upon the satisfaction or written waiver of a number of conditions, all of which, to the extent permitted by applicable law, may be waived by Parent, Purchaser or Exa, as applicable.

              The following conditions must be satisfied or waived before Parent, Purchaser or Exa is obligated to complete the Merger:

  •
  Purchaser shall have accepted for payment, or cause to be accepted for payment, all Shares validly tendered and not properly withdrawn pursuant to the Offer; and

  •
  no governmental authority of competent jurisdiction in the United States of America, Germany or Austria shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement on the terms thereby.

              Purchaser is not required to accept for payment or pay for any validly tendered Shares in the Offer and may delay the acceptance for payment of any validly tendered Shares if:

  •
  the Minimum Condition shall not have been satisfied at the Expiration Date;

  •
  any waiting period under the HSR Act (and any extensions thereof) applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger shall not have expired or been terminated, and all applicable waiting periods under any other applicable antitrust law shall not have expired or been terminated and all applicable consents or approvals required under any other applicable antitrust law has not been obtained;

  •
  at any time on or after the date of the Merger Agreement and prior to the Expiration Date, any of the following shall have occurred and be continuing at the Expiration Date:

  o
  a governmental authority of competent jurisdiction in the United States of America, Germany or Austria shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order that shall be in effect and shall have the effect of making the Offer or the Merger illegal or otherwise prohibiting the consummation of the Offer and the Merger.

  o
  the representations and warranties made by Exa in the Merger Agreement relating to Exa's organization and qualification, subsidiaries, organizational documents, authority to execute and deliver the Merger Agreement and to perform its obligations thereunder and to consummate the transactions as contemplated by the Merger Agreement, absence of a Company Material Adverse Effect since January 31, 2017 through the date of the Merger Agreement, or takeover laws shall fail to be true and correct as of the Expiration Date (except to the extent such representation or warranty was expressly made as of a particular date, in which case on and as of such date);

  o
  the representations and warranties made by Exa in the Merger Agreement relating to Exa's capitalization shall fail to be true and correct as of the Expiration Date (except to the extent such representation or warranty was expressly made as of a particular date, in which case on and as of such date), except for de minimis deviations;

    o
    the remaining representations and warranties made by Exa in the Merger Agreement shall fail to be true and correct (without giving effect to any qualifications as to "materiality" or "Company Material Adverse Effect" set forth therein) as of the Expiration Date (except to the extent such representation or warranty was expressly made as of a particular date, in which case on and as of such date), except where the failure of such representation or warranty of Exa to be so true and correct, individually or in the aggregate, shall not have had, and would not reasonably be expected to result in, a Company Material Adverse Effect;

    o
    Exa shall have breached or failed to perform, in any material respect, any obligation, agreement or covenant of Exa to be performed or complied with by it under the Merger Agreement;

    o
    there shall have occurred since the date of the Merger Agreement a Company Material Adverse Effect;

    o
    Parent and Purchaser shall have failed to receive a certificate executed by Exa's Chief Executive Officer or President on behalf of Exa, dated as of the Expiration Date, to the effect that the conditions set forth in the second through sixth bullet points above shall have been satisfied; or

    o
    the Merger Agreement shall have been terminated in accordance with its terms.

              The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such conditions and may be waived in writing, as permitted by applicable law, by Parent or Purchaser (except for the Minimum Condition) in whole or in part at any time and from time to time in their sole discretion, in each case subject to the terms of the Merger Agreement.

Termination of the Merger Agreement

              The Merger Agreement may be terminated in the following ways:

  •
  by mutual written consent of Parent and Exa;

  •
  by either Parent or Exa if the Acceptance Time has not occurred on or before February 27, 2018 (the "Outside Date"), provided, however, that if on the Outside Date, (x) Purchaser is not then required to accept for payment validly tendered Shares pursuant to paragraph (b) of Annex I to the Merger Agreement and (y) none of the conditions specified in paragraph (c)(i), (c)(ii), (c)(iii) or (c)(iv) of Annex I to the Merger Agreement have occurred and are continuing, then either Parent or Exa may extend the Outside Date to April 27, 2018; except that the right to so terminate the Merger Agreement will not be available to Parent or Exa if its material breach of the Merger Agreement has been the primary cause or primarily resulted in the failure of the Acceptance Time to occur on or before the applicable Outside Date;

  •
  by either Parent or Exa if the Offer expires as a result of the non-satisfaction of any conditions to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase or is terminated or withdrawn pursuant to its terms without any Shares being accepted for payment thereunder, except that the right to so terminate the Merger Agreement will not be available to Parent or Exa if its breach of the Merger Agreement has been the primary cause or primarily resulted in the non-satisfaction of any condition to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this

    Offer to Purchase or the termination or withdrawal of the Offer pursuant to its terms without any Shares being accepted for payment under the Offer;

  •
  by either Parent or Exa if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Offer, except that the right to so terminate the Merger Agreement will not be available to Parent or Exa if its breach of the Merger Agreement has been the primary cause or primarily resulted in the issuance of such decision, injunction, decree, ruling, law or order;

  •
  by Exa prior to the Acceptance Time if, for any reason, Purchaser has failed to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer within twenty (20) business days after the date of the Merger Agreement, except Exa may not so terminate the Merger Agreement if Exa has not provided Parent with a Schedule 14D-9 that Exa is prepared to file, without further revisions;

  •
  by Exa prior to the Acceptance Time if the Exa Board determines to enter into a definitive agreement with respect to a Superior Proposal, provided that Exa has complied with the non-solicitation provisions set forth in the Merger Agreement and described in "Third-Party Acquisition Proposals" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase, and prior to or substantially concurrently, and as a condition to the effectiveness of such termination, Exa has paid to Parent the Company Termination Fee (as defined below);

  •
  by Exa prior to the Acceptance Time if Parent or Purchaser has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) had a Parent Material Adverse Effect and (ii) is incapable of being cured prior to the applicable Outside Date or, if curable by such date, is not cured prior to the earlier of thirty (30) calendar days after written notice thereof is given by Exa to Parent and the applicable Outside Date, except that the right to so terminate the Merger Agreement will not be available to Exa if it is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

  •
  by Parent prior to the Acceptance Time if the Exa Board has effected an Adverse Action (as defined below) or Exa or any of its subsidiaries enters into an Acquisition Agreement;

  •
  by Parent prior to the Acceptance Time if Exa has breached any of its representation or warranties or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any condition to the Offer set forth in the Merger Agreement and described in Section 15—"Conditions of the Offer" of this Offer to Purchase and (ii) is incapable of being cured prior to the applicable Outside Date, or, if curable by such date, is not cured prior to the earlier of thirty (30) calendar days after written notice thereof is given by Parent to Exa and the applicable Outside Date, except that the right to so terminate the Merger Agreement will not be available to Parent if either it or Purchaser is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

  •
  by Parent prior to the Acceptance Time if Exa has (i) intentionally breached, (ii) intentionally failed to take any action necessary to avoid a deemed breach, or

    (iii) intentionally taken any action to cause a deemed breach of its non-solicitation obligations set forth in the Merger Agreement and described in "Third-Party Acquisition Proposals" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase; or

  •
  by Parent prior to the Acceptance Time if there has been a Company Material Adverse Effect since the date of the Merger Agreement.

              An "Adverse Action" means that Exa or the Exa Board has (i) effected an Adverse Recommendation Change, (ii) failed to include the Company Board Recommendation in the Schedule 14D-9 or to permit Parent to include the Company Board Recommendation in the Offer Documents, (iii) refused to affirm publicly the Company Board Recommendation following any reasonable written request by Parent to provide such reaffirmation (including in the event of an Acquisition Proposal having been publicly disclosed (other than pursuant to a commenced tender or exchange offer)) within two (2) business days after such request or (iv) formally resolved to take, or publicly announced an intention to take, any of the foregoing actions.

Termination Fee; Effect of Termination

              If the Merger Agreement is terminated by Exa in the circumstances described in the sixth bullet point above under "Termination of the Merger Agreement" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase, then Exa will pay Parent a termination fee in an amount equal to $12,000,000 (the "Company Termination Fee").

              If the Merger Agreement is terminated by Parent in the circumstances described in the eighth or tenth bullet points above under "Termination of the Merger Agreement" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase, then Exa will pay Parent the Company Termination Fee.

              If the Merger Agreement is terminated by (i) Parent or Exa in the circumstances described in the second or third bullet points above under "Termination of the Merger Agreement" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase or (ii) Parent in the circumstance described in the ninth bullet point above under "Termination of the Merger Agreement" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase, then, in the case of either clause (i) or (ii), if (A) at or prior to the date of termination of the Merger Agreement, an Acquisition Proposal has been publicly announced, disclosed or otherwise made public and (B) within twelve (12) months after the date of termination of the Merger Agreement, Exa or any of its subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal which is subsequently consummated or consummates any Acquisition Proposal (in each case, whether or not such Acquisition Proposal is the same Acquisition Proposal described in clause (A)), then Exa will pay Parent the Company Termination Fee. For the avoidance of doubt, in the event that the Merger Agreement is terminated by Exa for any reason at a time when Parent would have had the right to terminate the Merger Agreement, Parent will be entitled to receipt of the Company Termination Fee that would have been payable had Parent terminated the Merger Agreement at such time. For purposes of this paragraph, "Acquisition Proposal" has the meaning described above in "Third-Party Acquisition Proposals" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase, except that references to 20% in the definition will be deemed to be references to 50%.

              If the Merger Agreement is terminated by Exa or Parent in the circumstances described in the second or third bullet points above (in the case of the third bullet, as a result of any order, decree or ruling or action pursuant to or arising under the HSR Act or any other antitrust law), under "Termination of the Merger Agreement" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase, and as of the date of termination of the Merger Agreement, (i) Purchaser is not then required to accept for payment validly tendered Shares pursuant to paragraph (b) of Annex I to the

Merger Agreement and (ii) none of the conditions specified in paragraph (c)(ii), (c)(iii) or (c)(iv) of Annex I to the Merger Agreement shall have occurred and then be continuing, then Parent will pay Exa the amount of $24,000,000 (the "Parent Termination Fee").

              The payment to Parent or its designees of the Company Termination Fee in the circumstances described above will be the sole and exclusive remedy (other than in the event of a termination pursuant to the circumstances described in the ninth and tenth bullet points above in the event of an intentional breach by Exa) of Parent for any loss suffered by Parent or Purchaser as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated to the extent paid and upon payment of the Company Termination Fee in accordance with the terms of the Merger Agreement, Exa will have no further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

              In no event will either of Exa or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one (1) occasion. Notwithstanding anything to the contrary in the Merger Agreement, the parties have agreed that the payment of the Company Termination Fee, with respect to Parent, and the Parent Termination Fee, with respect to Exa, will, in accordance with the Merger Agreement, be the sole and exclusive remedy available to the parties with respect to the termination of the Merger Agreement and the failure of the transactions contemplated by the Merger Agreement to be consummated.

Obligations in Event of Termination

              In the event of a termination as described above, the Merger Agreement will become void and of no further force or effect except for certain sections of the Merger Agreement. Such termination will not relieve any party to the Merger Agreement of any liability for any fraud or intentional breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement prior to the date of such termination, in which case the aggrieved party will be entitled to all rights and remedies available at law or in equity.

Expenses

              Whether the transactions contemplated by the Merger Agreement are or are not consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except for expenses incurred in connection with filings under the HSR Act and any other applicable antitrust law, all of which will be paid by Parent, subject to any payments described in "Termination Fee; Effect of Termination" in this Section 12(a)—"Merger Agreement" of this Offer to Purchase.

Amendment

              At any time prior to the Effective Time, the Merger Agreement may be amended, modified or supplemented, but only pursuant to an instrument in writing signed by Parent, Purchaser and Exa; provided, however, that, following the Acceptance Time, no amendment may be made that would reduce the amount or change the form of Merger Consideration.

Governing Law

              The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another state to otherwise govern the Merger Agreement.

              Parent, Purchaser and Exa have agreed that any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party to the Merger Agreement or any of its affiliates or against any party to the Merger Agreement or any of its affiliates) will be heard and determined exclusively in the Delaware Court of Chancery. However, if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action will be heard and determined exclusively in the United States District Court for the District of Delaware; provided that if neither the Delaware Court of Chancery nor the United States District Court for the District of Delaware has jurisdiction over such Action, such Action shall be heard and determined in the Superior Court of the State of Delaware.

Specific Performance

              Parent, Purchaser and Exa have acknowledged and agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent, Purchaser and Exa agree that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by the Merger Agreement) to (i) an order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

              (b)            Confidentiality Agreement.

              In connection with Dassault Systèmes' evaluation of the potential business combination that resulted in the Offer, Dassault Systèmes and Exa entered into a confidentiality agreement on July 1, 2017 (the "Confidentiality Agreement"). Pursuant to the Confidentiality Agreement, subject to certain customary exceptions, Dassault Systèmes agreed to keep confidential certain information furnished by Exa to Dassault Systèmes. Dassault Systèmes also agreed that such information furnished to Parent by Exa would be used solely for the purpose of evaluating, negotiating and advising on the potential business combination that resulted in the execution of the Merger Agreement and the launching of the Offer. If requested by Exa, Dassault Systèmes is required to return or destroy the written information furnished to Dassault Systèmes under the Confidentiality Agreement (except for one copy to be retained for backup and compliance purposes). The Confidentiality Agreement also provides that Dassault Systèmes, its subsidiaries and its controlled affiliates may not solicit Exa's employees for a period of twelve (12) months following the date of the Confidentiality Agreement. Dassault Systèmes also agreed that, for nine (9) months following the date of the Confidentiality Agreement, it would not, among other things, purchase or otherwise acquire ownership of all or substantially all of the assets of Exa or propose to control or influence in any manner the Exa Board, or disclose any such intention to do so, without the prior written consent of Exa's Board.

              The above summary of certain provisions of the Confidentiality Agreement is qualified in its entirety by reference to the Confidentiality Agreement itself, which is incorporated herein by reference and a copy of which is filed as Exhibit (d)(2).

              (c)            Exclusivity Agreement.

              On September 22, 2017, Exa and Dassault Systèmes entered into an exclusivity agreement (the "Exclusivity Agreement"). As a condition to Dassault Systèmes' proceeding immediately to complete its due diligence investigation of Exa and to negotiate definitive agreements concerning the acquisition of Exa, Exa agreed not to—and to instruct its and its subsidiaries' Representatives (as defined in the Exclusivity Agreement), to the extent they are aware of the proposed transaction, not to—directly or indirectly, solicit, initiate, seek, entertain, encourage, continue, facilitate or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations during the Exclusive Period (as defined in the Exclusivity Agreement) with, any party (other than

Dassault Systèmes) regarding any acquisition of Exa or other third-party acquisition transaction. Pursuant to the Exclusivity Agreement, the Exclusive Period concluded on October 2, 2017. Exa also agreed that any such discussions or negotiations (other than with Dassault Systèmes) in progress as of the date of the Exclusivity Agreement would be immediately suspended and that in no event would Exa accept or enter into any letter of intent, agreement or commitment, written or oral, concerning any third-party acquisition transaction during the Exclusive Period. The Exclusivity Agreement required Exa to notify Dassault Systèmes promptly, but in any event within twenty four (24) hours, after the occurrence of certain events, including receipt of any proposal for any third-party acquisition transaction.

13.   Source and Amount of Funds

              The Offer is not conditioned on the procurement of any financing. Purchaser estimates that the total amount of funds required to purchase all outstanding Shares pursuant to the Offer and to complete the Merger and to pay related fees and expenses will be approximately $400 million. Parent and Dassault Systèmes intend to obtain such funds from cash on hand. Parent and Dassault Systèmes do not have any alternative financing plans or arrangements.

              Purchaser believes that the financial condition of Parent and Purchaser is not material to a decision by a holder of Shares whether to sell, hold or tender Shares in the Offer because (a) the Offer is being made for all outstanding Shares solely for cash, (b) Purchaser, through its ultimate parent company, Dassault Systèmes, will have sufficient funds and financial resources available to purchase all Shares validly tendered in the Offer or acquired in the Merger, (c) the Offer is not subject to any financing condition, and (d) if Purchaser consummates the Offer, Parent will acquire any remaining Shares for the same cash price in the Merger.

14.   Dividends and Distributions

              The Merger Agreement provides that, without the prior written consent of Parent or as may be required by law, Exa will not, and will not permit any of its subsidiaries to, prior to the Effective Time, directly or indirectly, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, other than dividends or other distributions paid by any direct or indirect wholly owned subsidiary of Exa to Exa or any other direct or indirect wholly owned subsidiary of Exa. See Section 12—"Merger Agreement; Other Agreements" of this Offer to Purchase.

15.   Conditions of the Offer

              Purchaser is not required to accept for payment or pay for any validly tendered Shares in the Offer and may delay the acceptance for payment of any validly tendered Shares if:

  •
  the Minimum Condition shall not have been satisfied at the Expiration Date;

  •
  any waiting period under the HSR Act (and any extensions thereof) applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger has not expired or been terminated, and all applicable waiting periods under any other applicable antitrust law shall not have expired or been terminated and all applicable consents or approvals required under any other applicable antitrust law shall not have been obtained;

  •
  at any time on or after the date of the Merger Agreement and prior to the Expiration Date, any of the following shall have occurred and be continuing at the Expiration Date:

  o
  a governmental authority of competent jurisdiction in the United States of America, Germany or Austria shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order that shall be in effect and shall have the effect of making the Offer or the Merger illegal or otherwise prohibiting the consummation of the Offer and the Merger.

    o
    the representations and warranties made by Exa in the Merger Agreement relating to Exa's organization and qualification, subsidiaries, organizational documents, authority to execute and deliver the Merger Agreement and to perform its obligations thereunder and to consummate the transactions as contemplated by the Merger Agreement, absence of a Company Material Adverse Effect since January 31, 2017 through the date of the Merger Agreement, or takeover laws shall fail to be true and correct as of the Expiration Date (except to the extent such representation or warranty was expressly made as of a particular date, in which case on and as of such date);

    o
    the representations and warranties made by Exa in the Merger Agreement relating to Exa's capitalization shall fail to be true and correct as of the Expiration Date (except to the extent such representation or warranty was expressly made as of a particular date, in which case on and as of such date), except for de minimis deviations;

    o
    the remaining representations and warranties made by Exa in the Merger Agreement shall fail to be true and correct (without giving effect to any qualifications as to "materiality" or "Company Material Adverse Effect" set forth therein) as of the Expiration Date (except to the extent such representation or warranty was expressly made as of a particular date, in which case on and as of such date), except where the failure of such representation or warranty of Exa to be so true and correct, individually or in the aggregate, shall not have, and would not reasonably be expected to result in, a Company Material Adverse Effect;

    o
    Exa shall have breached or failed to perform, in any material respect, any obligation, agreement or covenant of Exa to be performed or complied with by it under the Merger Agreement;

    o
    there shall have occurred since the date of the Merger Agreement a Company Material Adverse Effect;

    o
    Parent and Purchaser shall have failed to receive a certificate executed by Exa's Chief Executive Officer or President on behalf of Exa, dated as of the Expiration Date, to the effect that the conditions set forth in the second through sixth bullet points above shall have been satisfied; or

    o
    the Merger Agreement shall have been terminated in accordance with its terms.

              The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such conditions and may be waived in writing, as permitted by applicable law, by Parent or Purchaser (except for the Minimum Condition) in whole or in part at any time and from time to time in their sole discretion, in each case subject to the terms of the Merger Agreement.

16.   Legal Matters; Required Regulatory Approvals

              General.  Except as described in this Offer to Purchase, we are not aware of any pending legal proceeding relating to the Offer. Except as set forth in this Offer to Purchase, based on its examination of publicly available information filed by Exa with the SEC and other publicly available information concerning Exa, we are not aware of any licenses or regulatory permits that appear to be material to the business of Exa and its subsidiaries, taken as a whole, that might be adversely affected by Purchaser's acquisition of Shares in the Offer, or of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of the Shares pursuant to the Offer. Should any such approval or other action be required, we expect to seek such approval or action, except as described below in this Section 16—"Legal Matters; Required Regulatory Approvals—State Takeover Laws" of this Offer to Purchase. There can be no assurance that any such approval or other action, if required, would be obtained or would be obtained without substantial conditions, or that adverse consequences to Exa's business might not result. Except as otherwise described in this Offer to Purchase, although we do not presently intend to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in consequences adverse to Exa's business or that certain parts of Exa's business might not have to be disposed of or other substantial conditions complied with in the event that such approvals were not obtained or such other actions were not taken or in order to obtain any such approval or other action.

              State Takeover Laws.  A number of states (including Delaware, where Exa is incorporated) have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have substantial assets, stockholders, principal executive offices or principal places of business therein.

              In general, Section 203 of the DGCL prevents a Delaware corporation from engaging in a "business combination" (defined to include mergers and certain other actions) with an "interested stockholder" (including a person who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock) for a period of three (3) years following the date such person became an "interested stockholder" unless, among other things, the "business combination" is approved by the board of directors of such corporation before such person became an "interested stockholder." The Exa Board has approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, for purposes of Section 203 of the DGCL.

              Based on information supplied by Exa and the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the Exa Board, we do not believe that any other state takeover statutes or similar laws purport to apply to the Offer or the Merger. Except as described herein, neither Parent nor Exa has currently attempted to comply with any state takeover statute or regulation. We reserve the right to challenge the applicability or validity of any state law purportedly applicable to the Offer or the Merger and nothing in this Offer to Purchase or any action taken in connection with the Offer or the Merger is intended as a waiver of such right. If it is asserted that any state takeover statute is applicable to the Offer or the Merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the Merger, we might be required to file certain information with, or to receive approvals from, the relevant state authorities, and we might be unable to accept for payment or pay for Shares tendered pursuant to the Offer, or be delayed in consummating the Offer or the Merger. In such case, we may not be obligated to accept payment or pay for any Shares tendered pursuant to the Offer. See Section 15—"Conditions of the Offer" of this Offer to Purchase.

              The foregoing discussion of certain provisions of the DGCL is not a complete description of the DGCL or of those provisions thereof and is qualified in its entirety by reference to the DGCL.

              Antitrust Compliance.  Under the HSR Act, certain transactions may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have expired or been terminated. The acquisition of Shares pursuant to the Offer is subject to such requirements.

              The acquisition of Shares pursuant to the Offer is subject to the German Act against Restraints on Competition, and may be consummated only if the acquisition is approved by the German Federal

Cartel Office (the "FCO"), either by written approval or by expiration of a one (1)-month review period, unless the FCO notifies Parent within the one (1)-month review period of the initiation of an in-depth investigation. If the FCO initiates an in-depth investigation, the review period is extended for an additional three (3) months, and the acquisition of Shares under the Offer may not be consummated unless the acquisition shall have been approved by the FCO, either by written approval or by expiration of the review period as so extended.

              The acquisition of Shares pursuant to the Offer may only be completed under Austrian law if (a) the Austrian Federal Competition Authority and the Austrian Federal Cartel Attorney (together, the "Official Parties" (Amtsparteien)) have formally waived their right to apply for an in-depth investigation (Prüfung) of the proposed acquisition pursuant to Section 11(4) of the Austrian Cartel Act (Kartellgesetz ("KartG")), (b) the statutory waiting period pursuant to Sections 11(1) or 11(1a) of the KartG has expired without either of the Official Parties having requested an in-depth investigation of the proposed acquisition, (c) following an in-depth investigation pursuant to Section 12 of the KartG, the Austrian Cartel Court or the Austrian Cartel Supreme Court has issued a legally binding (rechtskräftige) decision holding that the proposed acquisition (i) is not a notifiable concentration (Section 12(1)(1) of the KartG) or (ii) is not prohibited and is compatible with the applicable merger control provisions (Section 12(1)(3) of the KartG), or (d) the Austrian Cartel Court has issued a legally binding (rechtskräftige) decision to terminate proceedings in relation to the proposed acquisition pursuant to Section 14(1) of the KartG.

              Other than the filings described above, Parent is not aware of any mandatory regulatory filings to be made, approvals to be obtained or required waiting periods to expire in order to consummate the Offer, the Merger or the other transactions contemplated by the Merger Agreement (other than the filing of a certificate of merger with the Secretary of State of the State of Delaware). If any such approval or regulatory action is needed, however, Parent may not be able to obtain it or any of the other necessary approvals or regulatory actions. Even if Parent could obtain all necessary approvals or regulatory actions, conditions may be placed on the Offer or the Merger, on the businesses of Parent or on those of Exa that could cause the parties to fail to consummate the transactions.

              Although Parent does not expect these or any other regulatory authorities to raise any significant concerns in connection with their review of the transactions contemplated by the Merger Agreement, there can be no assurance that all applicable waiting periods described above will expire or be terminated, and, if they do expire or are terminated, there can be no assurance as to the timing or the absence of any litigation challenging the transactions.

              At any time before or after Purchaser's acquisition of Shares pursuant to the Offer, the Antitrust Division, the FTC, or others (including foreign governmental authorities with jurisdiction over the parties, states and private parties) could take action under the antitrust laws, including seeking to enjoin the purchase of Shares pursuant to the Offer, or seeking the divestiture of Shares acquired by Purchaser or the divestiture of substantial assets of Exa or its subsidiaries or Dassault Systèmes or its subsidiaries. Although there is no assurance that a challenge to the Offer on antitrust grounds will not be made or, if such a challenge is made regarding the result thereof, Parent does not expect any governmental authority, state or private party to take legal action under the antitrust laws.

17.   Fees and Expenses

              Dassault Systèmes has retained Alliance Advisors LLC as Information Agent in connection with the Offer. The Information Agent may contact the stockholders of Exa by mail, telephone and personal interview and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to the Offer to beneficial owners of Shares. Dassault Systèmes will pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for certain out-of-pocket expenses. Dassault

Systèmes has agreed to indemnify the Information Agent and related parties against certain liabilities and expenses in connection with the Offer. In addition, Dassault Systèmes has retained Computershare Trust Company, N.A. as Depositary and Paying Agent in connection with the Offer. Dassault Systèmes will pay the Depositary and Paying Agent reasonable and customary compensation for its services in connection with the Offer, will reimburse the Depositary and Paying Agent for certain out-of-pocket expenses and will indemnify the Depositary and Paying Agent against certain liabilities and expenses in connection with the Offer.

              Except as set forth above, none of Dassault Systèmes, Parent or Purchaser will pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee for soliciting tenders of Shares pursuant to the Offer. Dassault Systèmes and Parent will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

18.   Miscellaneous

              None of Dassault Systèmes, Parent or Purchaser is aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid statute. If we become aware of any valid statute in any jurisdiction prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that statute. If, after a good faith effort, we cannot comply with the statute, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, stockholders of Exa in that jurisdiction. We have filed with the SEC this Schedule TO pursuant to Rule 14d-3 promulgated under the Exchange Act, together with exhibits furnishing certain additional information with respect to the Offer, and may file amendments thereto. In addition, Exa has filed with the SEC the Schedule 14D-9, together with exhibits, pursuant to Rule 14d-9 promulgated under the Exchange Act, setting forth the recommendation of the Exa Board with respect to the Offer and the reasons for the recommendation of the Exa Board and furnishing certain additional related information. A copy of these documents, and any amendments thereto, may be examined at, and copies may be obtained from, the SEC in the manner set forth under Section 8—"Certain Information Concerning Exa" and Section 9—"Certain Information Concerning Dassault Systèmes, Parent and Purchaser" of this Offer to Purchase.

              None of Dassault Systèmes, Parent or Purchaser has authorized any person to give any information or to make any representation on behalf of Dassault Systèmes, Parent or Purchaser not contained in this Offer to Purchase or in the related Letter of Transmittal, and, if given or made, stockholders should not rely on any such information or representation as having been authorized.

              Neither the delivery of this Offer to Purchase nor any purchase pursuant to the Offer will, under any circumstances, create any implication that there has been no change in the affairs of Dassault Systèmes, Parent, Purchaser, Exa or any of their respective subsidiaries since the date as of which such information is furnished or the date of this Offer to Purchase.

3DS ACQUISITION 3 CORP.

              October 12, 2017

 SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF DASSAULT SYSTÈMES S.E.,
DIRECTORS AND EXECUTIVE OFFICERS OF DASSAULT SYSTEMES SIMULIA CORP.,
DIRECTORS AND EXECUTIVE OFFICERS OF 3DS ACQUISITION 3 CORP., AND
ROND POINT IMMOBILIER SAS AND EXECUTIVE OFFICERS OF ROND POINT IMMOBILIER SAS

DASSAULT SYSTÈMES S.E.

              The following table sets forth the name, present principal occupation or employment, and material occupations, positions, offices or employment for at least the past five (5) years of each of the members of the board of directors and each executive officer of Dassault Systèmes S.E. Unless otherwise noted, the current business address of each person identified below is 10 rue Marcel Dassault, CS 40501, 78946 Vélizy-Villacoublay Cedex, France and the current business phone number of each of these individuals is +33 (0) 1 61 62 61 62. Unless otherwise noted, each person identified below is a citizen of France.

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Laurence Barthès	Executive Vice President, Chief People and Information Officer	Executive Vice President, Chief People and Information Officer, Dassault Systèmes S.E.	Same as present employment (2009—Present)
Laurent Blanchard	Executive Vice President, Global Field Operations (Europe Middle-East Africa Russia), Worldwide Alliances and Services	Executive Vice President, Global Field Operations (Europe Middle-East Africa Russia), Worldwide Alliances and Services, Dassault Systèmes S.E.	Same as present employment (April 2014—Present)
Jean-Pierre Chahid-Nouraï 56 rue de Boulainvilliers, 75016 Paris, France	Director	Director, Dassault Systèmes S.E.	Same as present employment (2005—Present) Director, the Fondation Stanislas pour l'Éducation (2012—2015)
Bernard Charlès	Vice-Chairman of the Board of Directors and Chief Executive Officer	Vice-Chairman of the Board of Directors and Chief Executive Officer, Dassault Systèmes S.E.	Vice-Chairman of the Board of Directors, Dassault Systèmes S.E. (May 2016—Present) Director, Dassault Systèmes S.E. (1993—Present) Director, Sanofi (2017—Present)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Chairman, Biovia Corp. (2014—Present) Chairman of the Supervisory Board, RealTime Technology AG (Germany) (2014—2015)
Pascal Daloz	Executive Vice President, Brands and Corporate Development	Executive Vice President, Brands and Corporate Development, Dassault Systèmes S.E.
Same as present employment (2014—Present)

President, Outscale SAS (2017—Present)

Director, Biovia Corp. (2014—2017)

President, Netvibes SAS (2012—Present)

Director and Chairman, NETVIBES, INC. (2012—Present)

Managing Director, Quintig Application B.V. (2016—2017)

Managing Director, Quintiq Holding B.V. (2014—2017)

President, 3DVIA SAS (2012—2017)

Director, Gemcom Software International Inc. (2012—2016)

Executive Vice President, Corporate Strategy and Market Development, Dassault Systèmes S.E. (2010—2014)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Catherine Dassault Groupe Industriel Marcel Dassault 9 Rond-Point des Champs-Élysées—Marcel Dassault 75008 Paris, France	Director	Director, Dassault Systèmes S.E.	Same as present employment (2016—Present) Director, Dassault Aviation SA (2017—Present) Director, Institute de l'Engagement (2016—Present) Manager, C'est Ainsi (SARL) (2010—2015)
Arnoud De Meyer Citizen of Belgium Singapore Management University 81Victoria Street Singapore 188065 Singapore	Director	President of the Singapore Management University
Same as present employment (2010—Present)

Director, Dassault Systèmes S.E. (2005—Present)

Director, Singapore Symphony Orchestra (2013—Present)

Director, Temasek Management Services Pte. Ltd (2012—Present)

Director, Singapore National Research Foundation (2010—Present)

Director, Singapore International Chamber of Commerce (2010—Present)
Director, SMU Ventures Pte. Ltd (2010—Present) Director, Kylian Technology Management Pte. Ltd (1997—2015)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Odile Desforges 3, rue Henri Heine, 75016 Paris, France	Director	Director, Dassault Systèmes S.E.
Same as present employment (2013—Present)

Director, Faurecia (May 2016—Present)

Director, Imerys S.A. (May 2016—Present)

Director, Johnson Matthey plc (July 2013—Present)

Director, Safran S.A. (2011—Present)

Director, Sequana (2012—2016)

Director, Renault Espana SA (2010—December 2012)

Director, RNBV (2009—2012)

Director, RNTBCI (2009—2012)
Soumitra Dutta Citizen of the Republic of India College of Business Cornell University Ithaca, New York, USA	Director	Dean and Professor of Management, Cornell SC Johnson College of Business
Same as present employment (2016—Present)

Director, Dassault Systèmes S.E. (2017—Present)

Director, Sodexo (2015—Present)

Director, The Association to Advance Collegiate Schools of Business (AACSB) (2014—Present)

Dean, College of Business, Cornell University (2012—Present)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Charles Edelstenne Groupe Industriel Marcel Dassault 9 Rond-Point des Champs-Élysées—Marcel Dassault 75008 Paris, France	Chairman of the Board, Dassault Systèmes S.E.	Chief Executive Officer, Groupe Industriel Marcel Dassault SAS	Same as present employment (2013—Present)

Member of the Supervisory Board, Groupe Industriel Marcel Dassault SAS (2006—Present)

Honorary Chairman and Director, Dassault Aviation SA (1989—Present)

Director, Thales SA (2009—Present)

Director, Carrefour SA (2008—Present)

Chairman, Dassault International Inc. (2001—2013)

Director, SABCA SA (1980—Present)

Director, Banque Lepercq de Neuflize & Co. Inc. (2016—Present)

Director, Groupe Figaro Benchmark SASU (2016—Present)

Honorary Chairman, Groupement des Industries Françaises Aéronautiques et Spatiales (2009—Present)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Director, Sogitec Industries SA (1984—Present)

Director, Dassault Falcon Jet Corporation (1978—Present)

Director, Dassault Médias SA (2016—Present)

Chairman of the Board, Dassault Falcon Jet Corporation (2000—2013)

Chairman and Chief Executive Officer, Dassault Aviation SA (2000—2013)

Chairman, Groupement des Industries Françaises Aéronautiques et Spatiales (2005—2009)

Manager, Partnerships Arie (1996—Present), Arie 2 (2006—Present), Nili (Present) and Nili 2 (2006—Present)

Chairman, Conseil des Industries de Défense Françaises (2006—2008)

Director, Dassault International, Inc. (1981—2013)
Dominique Florack	Research and Development President	Research and Development President, Dassault Systèmes S.E.	Same as present employment (2016—Present)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Director, 3D PLM Software Solutions Limited (2009—Present)

Director, Biovia Corp. (2014—Present)

Senior Executive Vice President, Products and Strategy—R&D, Dassault Systèmes S.E. (2012—2013)

Senior Executive Vice President, Research and Development, Dassault Systèmes S.E. (2014—2015)
Philippe Forestier	Executive Vice President, Global Affairs and Communities	Executive Vice President, Global Affairs and Communities, Dassault Systèmes S.E.	Same as present employment (2009—Present)

Director, Universciences Partenaires (January 2016—December 2016)

Vice President, Tech in France (January 2016—December 2016)

Member, SeedforSoft (January 2016—December 2016)
Tanneguy de Fromont de Bouaille	Director	Consumer Goods and Retail Industry Sales Director, Dassault Systèmes S.E.	Same as present employment (2012—Present) Director, Dassault Systèmes S.E. (2016—Present)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Marie-Hélène Habert-Dassault Groupe Industriel Marcel Dassault 9 Rond-Point des Champs-Élysées—Marcel Dassault 75008 Paris, France	Director	Director of Communication & Patronage, Dassault Group
Same as present employment (1998—Present)

Director, Dassault Systèmes S.E. (2014—Present)

Director, Dassault Aviation SA (2014—Present)

Director, bioMérieux SA (2012—Present)

General Manager, HDH (2011—Present)

Permanent Representative of Groupe Industriel Marcel Dassault on the Supervisory Board, Immobilière Dassault (2011—Present)

Director and Vice-Chairman, Serge Dassault Foundation (1993—Present)

Director, Artcurial (2010—Present)

General Manager, H Investissements (2009—Present)

Member of the Supervisory Board, Groupe Industriel Marcel Dassault SAS (2006—Present)

Member of the Strategy Committee, HDF (1996—Present)

Member of Strategic Committee, Dassault Développement (2010—2014)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Bruno Latchague 175 Wyman Street Waltham, MA 02451 USA	Senior Executive Vice President, Global Field Operations (Americas), Industry solutions and Indirect channels	Senior Executive Vice President, Global Field Operations (Americas), Industry solutions and Indirect channels, Dassault Systèmes S.E.
Same as present employment (2015—Present)

Director and Chairman, CST of America, LLC (2016—Present)

Chairman and Manager, Quintiq LLC (2016—2017)

President, Bunkspeed, LLC (2014—2016)

Chairman and Manager, Simpack US LLC (2014—2016)

Senior Executive Vice President, Global Field Operations (Americas), Industry solutions and Indirect channels, Dassault Systèmes S.E. (2014—2015)

Executive Vice President, Global Sales Strategy and Operations, 3DS Value Solutions, "Managing Director" for North America, Dassault Systèmes S.E. (2012—2014)

Manager and Chairman, INCEPTRA LLC (2012—2013)

Director, Gemcom Software International Inc. (2012—2016)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Sylvain Laurent Room 806-808 Azia Center, 1233 Lujiazui Ring Road, Pudong New District—200120 Shanghai, China	Executive Vice President, Global Field Operations (Asia-Oceania), Worldwide Business Transformation	Executive Vice President, Global Field Operations (Asia-Oceania), Worldwide Business Transformation, Dassault Systèmes S.E.
Same as present employment (2011—Present)

Executive Vice President, 3DS Business Transformation, Dassault Systèmes S.E. (2011—2014)

Director, Forhomes Information Technology Co., Limited (2015—Present)

Director, Apriso Japan KK (2015—2016)
Laurence Lescourret ESSEC Business School Avenue Bernard Hirsch B.P. 50105 – 95021 Cergy-Pontoise Cedex, France	Director	Associate Professor in Finance, ESSEC Business School	Same as present employment (2010—Present) Director, Le Crédit Lyonnais S.A. (2017—Present) Director, Dassault Systèmes S.E. (2016—Present)
Monica Menghini	Executive Vice President, Chief Strategy Officer	Executive Vice President, Chief Strategy Officer, Dassault Systèmes S.E.	Same as present employment (2014—Present) Executive Vice President, Industry, Marketing and Corporate Communications, Dassault Systèmes S.E. (2012—2014)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Toshiko Mori Citizen of Japan Toshiko Mori Architect 199 Lafayette Street New York, NY 10012 USA	Director	Partner, Toshiko Mori Architect PLLC
Same as present employment (1981—Present)

Director, Dassault Systèmes S.E. (2011—Present)

Robert P. Hubbard Professor in the Practice of Architecture, Harvard University Graduate School of Design (1995—Present)
Thibault de Tersant	Director, Senior Executive Vice-President & Chief Financial Officer	Senior Executive Vice-President and Chief Financial Officer, Dassault Systèmes S.E.
Same as present employment (2003—Present)

Director, Dassault Systèmes S.E. (1993—Present)

Director, Biovia Corp. (2014—Present)

Director, Temenos (2012—Present)

Director, Association Nationales des Directeurs Financiers et de Contrôle de Gestion (DFCG) (2008—Present)

Chairman of the Board, Spatial Corp. (2005—Present)

 DASSAULT SYSTEMES SIMULIA CORP.

              The following table sets forth the name, present principal occupation or employment, and material occupations, positions, offices or employment for at least the past five (5) years of each member of the board of directors and each executive officer of Dassault Systemes Simulia Corp. Unless otherwise noted, the current business address of each person identified below is 1301 Atwood Avenue, Suite 101 W, Johnston, RI 02919, and the current business phone number of each of these individuals is +1 (401) 531-5000. Unless otherwise noted, each person identified below is a citizen of the United States of America.

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Scott A. Berkey	Director, President and Chief Executive Officer	President and Chief Executive Officer, Dassault Systemes Simulia Corp.

Same as present employment (2008—Present)

Chairman of the Board, Wave Six LLC (September 2016—October 2017)

Director, FE-Design Optimization, Inc. (August 2013—December 2013)

Director, Safe Technology (U.S.) Limited (February 2013—December 2013)

Bernard Charlès	Director, Chairman	(See information provided for Dassault Systèmes S.E., above.)	(See information provided for Dassault Systèmes S.E., above.)
Pascal Daloz	Director	(See information provided for Dassault Systèmes S.E., above.)	(See information provided for Dassault Systèmes S.E., above.)
Dominique Florack	Director	(See information provided for Dassault Systèmes S.E., above.)	(See information provided for Dassault Systèmes S.E., above.)
Susan E. Connole Gregoire	Chief Financial Officer & Treasurer	Chief Financial Officer & Treasurer, Dassault Systemes Simulia Corp.	Same as present employment (September 2017—Present) Director of Finance, Dassault Systemes Simulia Corp. (June 2008—September 2017)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Colin Mercer Citizen of the United States of America and Republic of South Africa	Director and R&D Strategy Vice President	R&D Strategy Vice President, Dassault Systemes Simulia Corp.	Same as present employment (2005—Present) Director, Dassault Systemes Simulia Corp. (March 2012—Present)
Thibault de Tersant	Director, Secretary	(See information provided for Dassault Systèmes S.E., above.)	(See information provided for Dassault Systèmes S.E., above.)

 3DS ACQUISITION 3 CORP.

              The following table sets forth the name, present principal occupation or employment, and material occupations, positions, offices or employment for at least the past five (5) years of each member of the board of directors and each executive officer of 3DS Acquisition 3 Corp. Unless otherwise noted, the current business address of each person identified below is 175 Wyman Street, Waltham, MA 02451, and the current business phone number of each of these individuals is +1 (781) 810-3000. Unless otherwise noted, each person identified below is a citizen of the United States of America.

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Bernard Charlès	Director, President, Chief Executive Officer & Chairman	(See information provided for Dassault Systèmes S.E., above.)	(See information provided for Dassault Systèmes S.E., above.)
Mark L. Neil	Director, Secretary	Vice President and General Counsel (Americas), Dassault Systemes Americas Corp.	Same as present employment (September 2017—Present) Vice President, General Counsel & Secretary of Dassault Systemes SolidWorks Corporation (June 2008—September 2017)
Thibault de Tersant	Director, Chief Financial Officer, Treasurer & Assistant Secretary	(See information provided for Dassault Systèmes S.E., above.)	(See information provided for Dassault Systèmes S.E., above.)

 ROND POINT IMMOBILIER SAS AND EXECUTIVE OFFICERS OF ROND POINT IMMOBILIER SAS

              Dassault Systèmes S.E. is ultimately controlled by Rond Point Immobilier SAS ("RPI"), a corporation with limited liability incorporated under the laws of France, with its principal executive offices located at Groupe Industriel Marcel Dassault, 9 Rond-Point des Champs Elysées-Marcel Dassault, 75008 Paris, France. The telephone number of RPI is +33 (0) 1 53 76 93 00.

              The following table sets forth the name, citizenship, present principal occupation or employment and past material occupations, positions, offices or employment for at least the past five years for each executive officer of RPI. The current business address of each person is Groupe Industriel Marcel Dassault, 9 Rond-Point des Champs Elysées-Marcel Dassault, 75008 Paris, France, and the current business phone number of each person is +33 (0) 1 53 76 93 00. Unless otherwise noted, each person identified below is a citizen of France.

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Nicole Dassault	Chief Operating Officer	Chief Operating Officer, Rond Point Immobilier SAS	Director, Dassault Medias (Present)

Member of the Supervisory Board, Groupe Industriel Marcel Dassault SAS (Present)

Director, Groupe Figaro (Present)

Vice President and Member of the Supervisory Board, Immobilière Dassault (Present)

Director, Artcurial (Present)

Founding Member, Fondation Serge Dassault (Present)

Director, Dassault Aviation (2011—January 2017)

Director, Dassault Systèmes S.E. (2011—2016)

Director, Société des Amis du Louvre (until March 2016)

Director, Société des Amis du Musée d'Orsay (until February 2016)

Name, Citizenship and Business Address (If Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Serge Dassault	President	President, Rond Point Immobilier SAS
Honorary President, Dassault Aviation SA (Present)

Honorary President, Groupe des Industries Françaises Aéronautiques et Spatiales (Present)

Chief Executive Officer, Dassault Medias SA (Present)

President, Groupe Figaro SA (Present)

President, Société du Figaro SAS (Present)

President, Rond Point Holding SASU (Present)

President, Fondation Serge Dassault (Present)

Chairman and Member of the Supervisory Board, Groupe Industriel Marcel Dassault SAS (Present)

General Manager, Dassault Wine Estates SAS (Present)

Chairman of the Board of Directors, Dassault Belgique Aviation SA (Belgique) (Present)

Director, Dassault Aviation SA (Present)

Director, Dassault Falcon Jet Corporation (USA) (Present)

Managing Director, SCI de Maison Rouge (Present)

Managing Director, Rond Point Investissement SARL (Present)

Managing Director, SCI des Hautes Bruyères (Present)

              The Letter of Transmittal, Certificates and any other required documents should be sent or delivered by each stockholder of Exa or such stockholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

              You may direct questions and requests for assistance to the Information Agent at its address and telephone number set forth below. You may obtain additional copies of this Offer to Purchase, the related Letter of Transmittal and other tender offer materials from the Information Agent as set forth below, and they will be furnished promptly at Dassault Systèmes' expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
 Call Collect:  (973) 873-7780
 or
Call Toll-Free:  (888) 991-1293
 Email:  reorg@allianceadvisorsllc.com

QuickLinks

IMPORTANT
SUMMARY TERM SHEET
  Who is offering to buy my securities?
  What are the classes and amounts of securities sought in the Offer?
  How much are you offering to pay? Will I have to pay any fees or commissions?
  Why are you making the Offer?
  Is there an agreement governing the Offer?
  Will you have the financial resources to make payment?
  Is your financial condition relevant to my decision to tender my Shares in the Offer?
  Do I have to vote to approve the Offer or the Merger?
  How long do I have to decide whether to tender my Shares in the Offer?
  Can the Offer be extended and under what circumstances?
  Will there be a subsequent offering period?
  How will I be notified if the Offer is extended?
  What is the "Minimum Condition" to the Offer?
  What are the conditions to the Offer other than the Minimum Condition?
  How do I tender my Shares?
  Until what time may I withdraw previously tendered Shares?
  How do I withdraw previously tendered Shares?
  Have any stockholders previously agreed to tender their Shares?
  How long will it take to complete the proposed transaction?
  Will the Offer be followed by a merger?
  If the Merger occurs, will Exa continue as a public company?
  If I decide not to tender, how will the Merger affect my Shares?
  What is the market value of my Shares as of a recent date?
  If I accept the Offer, when and how will I get paid?
  How will my outstanding options or RSUs be treated in the Offer and the Merger?
  What are the material United States federal income tax consequences of tendering my Shares?
  Will I have the right to have my Shares appraised?
  Who should I call if I have questions about the Offer? Where do I get additional copies of the Offer documents?
  To All Holders of Shares of Common Stock of Exa Corporation
INTRODUCTION
THE TENDER OFFER
  1. Terms of the Offer
  2. Acceptance for Payment and Payment for Shares
  3. Procedures for Accepting the Offer and Tendering Shares
  4. Withdrawal Rights
  5. Material United States Federal Income Tax Consequences
  6. Price Range of the Shares; Dividends
  7. Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations
  8. Certain Information Concerning Exa
  9. Certain Information Concerning Dassault Systèmes, Parent and Purchaser
  10. Background of the Offer; Past Contacts or Negotiations with Exa
  11. Purpose of the Offer; Plans for Exa; Other Matters
  12. Merger Agreement; Other Agreements
  The Offer
  Closing of the Merger
  Governing Documents, Directors and Officers Following the Merger
  Merger Without Meeting of Stockholders
  Merger Consideration to Exa Stockholders
  Treatment of Exa Options
  Treatment of Exa Restricted Stock Units
  Appraisal Rights
  Exchange of Exa Stock Certificates Following the Merger
  Representations and Warranties
  Material Adverse Effect
  Conduct of Business by Exa Pending the Merger
  Third-Party Acquisition Proposals
  Board Recommendation Change and Written Notice of Adverse Recommendation Change
  Indemnification
  Regulatory Approvals
  Stockholder Litigation
  Other Covenants and Agreements
  Conditions to the Completion of the Merger
  Termination of the Merger Agreement
  Termination Fee; Effect of Termination
  Obligations in Event of Termination
  Expenses
  Amendment
  Governing Law
  Specific Performance
  13. Source and Amount of Funds
  14. Dividends and Distributions
  15. Conditions of the Offer
  16. Legal Matters; Required Regulatory Approvals
  17. Fees and Expenses
  18. Miscellaneous
SCHEDULE I DIRECTORS AND EXECUTIVE OFFICERS OF DASSAULT SYSTÈMES S.E., DIRECTORS AND EXECUTIVE OFFICERS OF DASSAULT SYSTEMES SIMULIA CORP., DIRECTORS AND EXECUTIVE OFFICERS OF 3DS ACQUISITION 3 CORP., AND ROND POINT IMMOBILIER SAS AND EXECUTIVE OFFICERS OF ROND POINT IMMOBILIER SAS DASSAULT SYSTÈMES S.E.
DASSAULT SYSTEMES SIMULIA CORP.
3DS ACQUISITION 3 CORP.
ROND POINT IMMOBILIER SAS AND EXECUTIVE OFFICERS OF ROND POINT IMMOBILIER SAS